                                                                    Exhibit 99.3

                     CONTRIBUTION AND CONVEYANCE AGREEMENT

                                  CONCERNING

                            THE CARNEGIE PORTFOLIO

                                by and between

                  The Parties Identified on Schedules A and B

                                collectively as

                              the Landis Parties,

                                      and

                            Boston Properties, Inc.
                     Boston Properties Limited Partnership

                                   together

                               as the Transferee




                             Dated: June 30, 1998

                               TABLE OF CONTENTS

DEFINITIONS...................................................................................................   2

ARTICLE 1 - CONTRIBUTION AND CONVEYANCE.......................................................................  13
    1.1     Contributions and Conveyance......................................................................  13
    1.2     [RESERVED]........................................................................................  21
    1.3     [RESERVED]........................................................................................  21
    1.4     Allocation of Contribution Price and Form of Consideration........................................  21
    1.5     Closing Date......................................................................................  22
    1.6     Blue Sky Cooperation..............................................................................  22
    1.7     Initial Unit Distributions........................................................................  22
    1.8     Post-Closing Agreements; Tax Matters..............................................................  22
    1.9     Repayment/Assumption of Mortgage Debt.............................................................  22

ARTICLE 2 - CONDITIONS TO CLOSING.............................................................................  23
    2.1     Conditions to Transferee's Obligations.  .........................................................  23
    2.2     Conditions to the Obligations of the Landis Parties...............................................  29

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES....................................................................  32
    3.1     Representations and Warranties of the Landis Parties..............................................  32
    3.2     Representations and Warranties of Transferee......................................................  38

ARTICLE 4 - CERTAIN COVENANTS.................................................................................  41
    4.1     Maintenance and Operation.........................................................................  41
    4.2     Insurance.........................................................................................  42
    4.3     Personal Property.................................................................................  42
    4.4     Leasing/Estoppels.................................................................................  42
    4.5     Operating Agreements..............................................................................  43
    4.6     Damage or Destruction; Condemnation...............................................................  43
    4.7     Tests and Inspections.............................................................................  44
    4.8     Mortgage Debt.....................................................................................  45
    4.9     Availability of Records...........................................................................  45
    4.10    Title and Survey Defects..........................................................................  47
    4.11    Employee Matters..................................................................................  47
    4.12    Cooperation with Transferee.......................................................................  48
    4.13    Covenants of all Existing Partners................................................................  48
    4.14    Tax Appeals.......................................................................................  48
    4.16    Identified Breaches...............................................................................  48

ARTICLE 5 - CLOSING ADJUSTMENTS...............................................................................  48
    5.1     Taxes, Assessments and Utilities..................................................................  48
    5.2     Rent..............................................................................................  49
    5.3     Payments on Permitted Exceptions..................................................................  53
    5.4     Operating Agreement Payments and Other Expenses...................................................  53
    5.5     Partners' Elections...............................................................................  53
    5.6     Assessments/Condominium Charges...................................................................  53
    5.7     Reimbursement for Deposits........................................................................  53
    5.8     Post-Closing Audit................................................................................  54

ARTICLE 6 - DEFAULTS, TERMINATIONS AND REMEDIES...............................................................  54
    6.1     Defaults and Termination Rights...................................................................  54
    6.2     Remedies of Transferee............................................................................  55

    6.3     Deposit...........................................................................................  55
    6.4     LIQUIDATED DAMAGES................................................................................  55
    6.5     Post-Closing Remedies.............................................................................  55

ARTICLE 7 - INDEMNIFICATION...................................................................................  56
    7.1     Survival..........................................................................................  56
    7.2     Indemnification By the Landis Parties.............................................................  57
    7.3     Limitations on Certain Indemnification Obligations of the Landis Parties..........................  57
    7.4     Indemnification By the Transferee.................................................................  58
    7.5     Limitations on Certain Indemnification Obligations of the Transferee..............................  58
    7.6     Indemnification Procedure.........................................................................  59
    7.7     Cooperation.......................................................................................  60
    7.8     Pledge of Units...................................................................................  60

ARTICLE 8 - INTENTIONALLY OMITTED.............................................................................  62

ARTICLE 9 - MISCELLANEOUS.....................................................................................  62
    9.1     Brokers...........................................................................................  62
    9.2     Marketing.........................................................................................  62
    9.3     Entire Agreement..................................................................................  62
    9.4     Certain Expenses..................................................................................  63
    9.5     Arbitration.......................................................................................  63
    9.6     Notices...........................................................................................  63
    9.7     No Assignment.....................................................................................  64
    9.8     Governing Law.....................................................................................  65
    9.9     Multiple Counterparts.............................................................................  65
    9.10    Further Assurances................................................................................  65
    9.11    Miscellaneous.....................................................................................  65
    9.12    Invalid Provisions................................................................................  65
    9.13    Confidentiality; Publicity........................................................................  65
    9.14    Time of Essence...................................................................................  66
    9.15    RESERVED..........................................................................................  66
    9.16    Landis Parties' Representative....................................................................  66

                            SCHEDULES AND EXHIBITS

SCHEDULE A         -     The Property Owners, their Existing Partners and
                              the Developed Properties owned by each
                              Property Owner
SCHEDULE A-1       -     List of Existing Partners and Partnership Interests to
                              be Conveyed by each Existing Partner
SCHEDULE A-2       -     Organizational Charts of the Property Owners, the
                              Existing Partners and the Assignors
SCHEDULE B-1       -     The Assignors, the Assets and the Excluded Assets
SCHEDULE B-2       -     Assumed Liabilities and Excluded Liabilities
SCHEDULE C         -     Assigned Value (Developed Properties and Assignors's
                              Assets)
SCHEDULE D         -     Schedule of Existing Partners and Assignors--
                              Consideration Form and Amount (cash, Common Units, Preferred Units)
SCHEDULE E         -     Deferred Contribution Price
SCHEDULE F-1       -     Developed Properties
SCHEDULE F-2       -     Properties Under Development
SCHEDULE F-3       -     Development Properties
SCHEDULE G         -     Management Contracts
SCHEDULE H         -     Mortgage Debt
SCHEDULE H-1       -     Northwestern Mutual Commitment Documents
SCHEDULE I         -     Personal Property
SCHEDULE I-1       -     Excluded Personal Property
SCHEDULE J         -     Preliminary Title Reports/Schedule of Endorsements
SCHEDULE K         -     Real Property
SCHEDULE L         -     Reserved
SCHEDULE M         -     Assumed Bonds and Assessments
SCHEDULE N         -     Tax Protection Schedule
SCHEDULE O         -     Schedule of As-Built Surveys
SCHEDULE P         -     Rent Rolls for Properties/Miscellaneous Information
                         Regarding Leases
SCHEDULE Q         -     Schedule of Agreements, including Assigned Contracts
SCHEDULE R         -     Reserved
SCHEDULE S         -     Other Required Consents
SCHEDULE T         -     Diligence Deliveries
SCHEDULE U         -     Schedule of Restrictions and Proffers
SCHEDULE V         -     Schedule of Lease Commissions/Tenant Allowances, Etc.
SCHEDULE W         -     Outstanding Construction Matters
SCHEDULE X         -     Warranties
SCHEDULE Y         -     Schedule of Environmental Reports
SCHEDULE Z         -     Schedule of Operating Statements
SCHEDULE AA        -     Insurance
SCHEDULE BB        -     Schedule of Actions
SCHEDULE CC        -     Assignor's Subsidiaries
SCHEDULE DD        -     Reimbursable Deposits
SCHEDULE EE        -     NML Closing Costs

                                   EXHIBITS

EXHIBIT 1          -     Form of Development Agreement
EXHIBIT 2          -     Certificate of Designations of Series One Preferred
                              Units
EXHIBIT 3          -     Form of Properties Under Development Contribution
                              Agreement
EXHIBIT 4          -     Form of Representation Letter

EXHIBIT 5          -     Form of Tax Protection Agreement
EXHIBIT 6A         -     Mortgage Debt Credit/NML Mortgage Credit/CIGNA Mortgage
                         Credit/Gatehall Credit
EXHIBIT 6B         -     Formula for Third-Party Incentive Fee Participation
EXHIBIT 6C         -     Formula for Tower 1 Earn-Out
EXHIBIT 6D         -     Formula for Tower 1 Additional Earn-Out
EXHIBIT 7          -     Form of Assignment and Assumption of Partnership
                         Interest(s)
EXHIBIT 8          -     Form of Registration Rights Agreement
EXHIBIT 9          -     Form of Limited Partner Signature Page
EXHIBIT 10         -     Form of Estoppel Certificate
EXHIBIT 11         -     Form of Agreement Regarding Directorship
EXHIBIT 11A        -     Form of Non-Competition Agreement
EXHIBIT 12         -     Form of Pledge and Security Agreement
EXHIBIT 13         -     Forms of Opinion
EXHIBIT 14         -     Benefits Summary for Certain Employees
EXHIBIT 15         -     Title Affidavits and Certificates
EXHIBIT 16         -     Form of Notice of Purchase Right with Respect to
                         Prohibited Fee Properties
EXHIBIT 17         -     Form of Management Agreement Regarding Prohibited
                         Fee Properties

                     CONTRIBUTION AND CONVEYANCE AGREEMENT


     THIS CONTRIBUTION AND CONVEYANCE AGREEMENT (this "AGREEMENT") is entered into as of this 30th day of June, 1998 by and between (A) (i) Alan B. Landis,
(ii) each of the 14 parties identified on Schedule A attached hereto as a Property Owner (individually, a "PROPERTY OWNER" and collectively, the "PROPERTY OWNERS"), (iii) each of the 26 parties identified on such Schedule A as an EXISTING PARTNER (individually, an "EXISTING PARTNER" and collectively, the "EXISTING PARTNERS") and (iv) each of the 4 parties identified on Schedule B-1 attached hereto as an ASSIGNOR (individually an "ASSIGNOR" and collectively, the "ASSIGNORS," and together with Alan B. Landis, the Property Owners and the Existing Partners, the "LANDIS PARTIES"), on the one hand; and (B) Boston Properties, Inc., a Delaware corporation ("BOSTON PROPERTIES") and Boston Properties Limited Partnership, a Delaware limited partnership ("BPLP") (Boston Properties and BPLP are sometimes referred to herein, jointly and severally, as "TRANSFEREE"), on the other hand.

     WHEREAS, each Property Owner owns one or more office properties located in the State of New Jersey, as identified opposite such Property Owner's name on Schedule A attached hereto, each of which office properties is referred to herein as a "DEVELOPED PROPERTY";

     WHEREAS, each Existing Partner is a partner in one or more Property Owners, as set forth opposite each Property Owner's name on Schedule A attached hereto and as specified opposite each Existing Partner's name on Schedule A-1 attached hereto, and the Existing Partners own, in the aggregate, all of the outstanding partnership interests in the Property Owners (each such interest, a "PARTNERSHIP INTEREST" and collectively, the "PARTNERSHIP INTERESTS");

     WHEREAS, BPLP desires to issue certain Units (as defined herein) representing limited partnership interests in BPLP to some or all of the Existing Partners;

     WHEREAS, each Existing Partner desires to transfer all of its right, title and interest in its Partnership Interests to BPLP or its designee as a contribution in exchange for such limited partnership interests or as a sale for cash, and BPLP desires to acquire (either directly or through a designee) all of the Partnership Interests in the Property Owners;

     WHEREAS, the Assignors conduct a variety of leasing, management, development, construction and other business, including, inter alia, businesses related to the Properties;

     WHEREAS, the Assignors desire to transfer, convey, contribute and assign to BPLP or its designee substantially all of the assets of the Assignors (subject to the Assumed Assignor Liabilities), and BPLP desires to acquire (either directly or through a designee) the same from the Assignors, each in accordance with the terms and subject to the conditions of this Agreement;

     NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, do hereby agree as follows:


                                  DEFINITIONS

     The following capitalized terms as used in this Agreement have the meanings assigned to them below. The terms set forth below do not constitute all defined terms set forth in this

Agreement. Such other defined terms shall have the meanings assigned to them elsewhere in this Agreement.

     "ACCOUNTANTS" has the meaning set forth in Section 4.9.

     "ACCREDITED INVESTOR" shall mean a person who qualifies as an "accredited investor" under Rule 501 of the Securities Act.

     "ACTION" shall mean any claim, suit, litigation, labor dispute, arbitration, investigation or other action or proceeding.

     "ADDITIONAL RENT" has the meaning set forth in Section 5.2(b).

     "AFFILIATE" shall mean any entity in which the person in question owns directly or indirectly more than fifty percent (50%) of the voting stock or similar interests issued by such entity or any entity controlling, controlled by or under common control with the person in question.

     "ASSETS" shall mean all of the assets of any Assignor identified as "Assets" on the attached Schedule B-1 (including, without limitation, goodwill), but excluding the Excluded Assets (including without limitation, the Gatehall Contract).

     "ASSIGNED CONTRACTS" shall mean (i) those Terminable Contracts which are identified on Schedule Q as "Assigned Contracts", (ii) the Non-terminable Contracts and (iii) the Warranties.

     "ASSIGNED VALUE" shall mean, with respect to each Developed Property and each Assignor's Assets the portion of the Contribution Price allocable to such Developed Property and/or Assignor's Assets as set forth on Schedule C attached hereto.

     "ASSIGNORS" has the meaning set forth in the Introductory Paragraphs hereto.

     "ASSOCIATION ESTOPPEL" shall have the meaning set forth in Section 2.1(j).

     "ASSUMED ASSIGNOR LIABILITIES" shall mean those liabilities of each Assignor identified (and to the maximum extent reasonably possible, quantified) as "Assumed Assignor Liabilities" on the attached Schedule B-2.

     "ASSUMED LIABILITIES" shall mean those liabilities of any Property Owner, any Existing Partner and/or any Assignor identified (and to the maximum extent reasonably possible, quantified) as "Assumed Liabilities" on the attached Schedule B-2, which liabilities are identified on such Schedule by Property Owner, Existing Partner and Assignor. Notwithstanding the foregoing, in no event shall Assumed Liabilities include any liabilities which arise under the Northwestern Mutual Commitment and which are Excluded Liabilities hereunder.

     "AT&T OBLIGATIONS" shall mean all liabilities of any kind or nature owed to AT&T Corp., successor by merger to AT&T Resource Management Corporation ("AT&T") pursuant to its lease and occupancy at the Tower One Property and relating to or arising during the period prior to the date of this Agreement, including, without limitation, all amounts due (or estimated or expected to become due), as a refund or otherwise, to AT&T which relate to the period prior to the date of this Agreement, as contemplated or otherwise set forth in that certain Tenant Estoppel Certificate of AT&T dated as of June 30, 1998.

     "AUTHORITY" shall mean a governmental body or agency having or asserting jurisdiction over Transferee, the Property Owners, any Existing Partner or any Property.

     "BOSTON PROPERTIES" has the meaning set forth in the Introductory Paragraphs of this Agreement.

     "BPLP" has the meaning set forth in the Introductory Paragraphs of this Agreement.

     "BPLP'S KNOWLEDGE" or words of similar import, shall mean the actual (and not constructive or imputed) knowledge of Edward H. Linde, Douglas T. Linde, William J. Wedge and/or Frederick J. DeAngelis, without any separate obligation on their part to make any independent investigation of the matters being represented, warranted or certified.

     "BPLP INDEMNIFIED PARTIES" or "TRANSFEREE INDEMNIFIED PARTIES" shall mean BPLP, Boston Properties and their respective officers, directors, employees, agents, consultants, representatives, subsidiaries, Affiliates, stockholders, partners and attorneys.

     "BUSINESS DAY" means any weekday that is not an official holiday in the Commonwealth of Massachusetts or the State of New Jersey.

     "CIGNA MORTGAGE CREDIT" shall equal the amount set forth as the CIGNA Mortgage Credit on Exhibit 6A attached hereto.

     "CLOSING" and "CLOSING DATE" have the meaning set forth in Section 1.5.

     "CLOSING PRICE" shall mean, on each applicable date of determination, the last reported sale price regular way of Boston Properties' Common Shares on the New York Stock Exchange Composite tape.

     "CODE" shall mean the Internal Revenue Code of 1986, as in effect from time to time, and applicable rules and regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

     "COMMISSION" shall mean the Securities and Exchange Commission.

     "COMMON SHARES" shall mean the shares of the common stock of Boston Properties issuable upon exchange of the Units.

     "COMMON UNITS" shall mean those certain partnership units in BPLP which are designated in the Limited Partnership Agreement of BPLP as "Common Units."

     "CONDEMNED PROPERTY" shall mean any Property which is the subject of a Major Condemnation.

     "CONFIRMATION CERTIFICATE" shall have the meaning set forth in Section 2.1(d).

     "CONSENTS" has the meaning set forth in Section 2.1(b).

     "CONTINUING MORTGAGE DEBT" shall mean the Mortgage Debt identified as the "Continuing Mortgage Debt" on the attached Schedule H, encumbering the Developed Properties located at Carnegie Center which are commonly known as Building 101, Building 202, Building 212, Building 214, Building 504, Building 506, Building 508 (as such Mortgage Debt encumbering Building 504, Building 506 and Building 508 shall be refinanced pursuant to and in accordance with the 500 Series NML Commitment) and the Child Care Center.

     "CONTRACTS" shall mean, subject to the terms of this definition below, all contracts, undertakings, commitments, agreements, obligations, guarantees and warranties which are in effect as of the date hereof (i) relating to any Property and/or (ii) to which any Property Owner or Assignor is a party or by which any Property Owner, Assignor or any Property is bound, other than Contracts not involving liabilities exceeding $10,000 per year individually or $100,000 per year in the aggregate (such contracts, individually and collectively, "IMMATERIAL CONTRACTS"). "Contracts" includes, without limitation, management contracts, construction contracts, maintenance and service contracts, parking contracts, employment contracts, equipment leases and brokerage and leasing agreements, but excludes the Leases (as defined below) and Immaterial Contracts.

     "CONTRIBUTION PRICE" means the amount of the cash and/or Units (after adjustment as provided in this Agreement unless otherwise noted), to be delivered by Transferee in consideration of Partnership Interests or the Assets of an Assignor, or all Partnership Interests and Assets in the aggregate, as the context requires.

     "CONVEYANCING DOCUMENTS" has the meaning set forth in Section 2.1(h)(v).

     "CURE PERIOD" has the meaning set forth in Section 1.1(d)(iii)(C)(1).

     "DAMAGED PROPERTY" shall mean any Property which is the subject of a Major Casualty.

     "DEFERRED CONTRIBUTION PRICE" of a Property means the dollar amount set forth opposite such Property's name on Schedule E.

     "DEVELOPED PROPERTIES" shall mean, individually and collectively, the developed Properties identified on Schedule F-1 attached hereto.

     "DEVELOPMENT AGREEMENT" shall mean the Development Agreement entered into at the Closing by Princeton Land Partners, L.L.C., ABL Capital Corp. and the Transferee (or its nominee), in the form attached hereto as Exhibit 1.

     "DEVELOPMENT PROPERTIES" shall mean, individually and collectively, the Properties which are the subject of the Development Agreement and which are generally described on the attached Schedule F-3.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as in effect from time to time, and applicable rules and regulations thereunder. Any reference herein to specific section or sections of the Exchange Act shall be deemed to include a reference to any corresponding provision of future law.

     "EXCLUDED ASSETS" shall mean those assets of any Assignor identified as "Excluded Assets" on the attached Schedule B-1.

     "EXCLUDED ASSIGNOR LIABILITIES" shall mean those liabilities of each Assignor which are not Assumed Assignor Liabilities, including without limitation, those liabilities identified as "Excluded Assignor Liabilities" on the attached Schedule B-2, which liabilities are identified on such Schedule by Property Owner, Existing Partner and Assignor.

     "EXCLUDED LIABILITIES" shall mean those liabilities of any Property Owner, any Existing Partner and/or any Assignor which are not Assumed Liabilities, including without limitation, those liabilities identified as "Excluded Liabilities" on the attached Schedule B-2. Notwithstanding anything to the contrary contained in this Agreement, Excluded Liabilities shall in all events include all costs and expenses of any kind or nature incurred in connection with the Northwestern Mutual Commitment which relate to the period ending immediately after the closing of the loan contemplated by such Northwestern Mutual Commitment (except only NML Closing Costs), including, without limitation, any and all costs, losses or damages (including all such amounts which are or may be payable to NML or any other lender under the Northwestern Mutual Commitment) of any kind or nature which may be incurred by Transferee in the event of a breach under the Northwestern Mutual Commitment, or in the event the loan contemplated thereby does not close, for any reason other than the willful breach by Transferee, on or before the termination date of such commitment.

     "EXISTING EMPLOYEES" has the meaning set forth in Section 4.11(a).

     "EXISTING PARTNERS" has the meaning set forth in the Introductory Paragraphs hereto.

     "EXTENDED CURE PERIOD" has the meaning set forth in Section
1.1(d)(iii)(C)(1).

     "EXTENSION NOTICE" has the meaning set forth in Section 1.1(d)(iii)(C)(1).

     "FEE PROPERTY" has the meaning set forth in Section 1.1(d)(iii).

     "FINAL FISCAL YEAR" has the meaning set forth in Section 4.9(h).

     "500 SERIES NML COMMITMENT" shall have the meaning set forth in the definition of Northwestern Mutual Commitment.

     "500 SERIES PROPERTIES" shall mean the Developed Properties commonly known as Carnegie Center Buildings 504, 506 and 508.

     "GATEHALL CONTRACT" shall mean that certain Management Agreement dated April 18, 1995 between TriNet Essential Facilities XIV, Inc., as owner, and Diversified Management Services, L.P., as manager, with respect to the management of that certain property commonly referred to as Gatehall Corporate Center II, located in Parsippany, New Jersey.

     "GATEHALL CREDIT" shall equal the amount set forth as the Gatehall Credit on Exhibit 6A attached hereto.

     "GPH" shall mean Goodwin, Procter & Hoar LLP.

     "HAZARDOUS SUBSTANCES" and "HAZARDOUS WASTES" have the meanings set forth in Section 3.1(j).

     "IDENTIFIED BREACHES" shall have the meaning set forth in Section 2.1(d).

     "INDEMNITEE" has the meaning set forth in Section 7.6(a).

     "INDEMNITOR" has the meaning set forth in Section 7.6(a).

     "INTANGIBLES" shall mean (i) to the extent transferable, all right, title and interest, if any, of the Landis Parties, or any of them, to use the names "Carnegie Center", "Tower One", "Tower Center", or any other trademark, trade names or symbols, if any, under which the Property (or any part thereof) or any of the Assignors is operated or operates, (ii) to the extent transferable, any Landis Parties' rights in, to and under the Assigned Contracts, (iii) any Property Owner's rights in, to and under the Leases, all guaranties of the Leases, all security deposits under the Leases (unless BPLP elects instead to have them credited to BPLP), all other security, if any, under the Leases and any rent prepaid under the Leases (with respect to periods after the Closing) and (iv) to the extent transferable, any Landis Parties' rights in, to and under all Licenses and any warranties and guaranties relating to the ownership, use, operation or development of the Property (or any part thereof) or the business and operations of the Assignors, including, without limitation, all Warranties.

     "INVESTMENT COMPANY ACT" shall mean the Investment Company Act of 1940, as in effect from time to time, and applicable rules and regulations thereunder. Any reference herein to a specific section or sections of the Investment Company Act shall be deemed to include a reference to any corresponding provision of future law.

     "LAND" shall have the meaning set forth in the definition of Real Property.

     "LANDIS INDEMNIFIED PARTIES" shall mean Alan B. Landis, Linda Landis, each Existing Partner, each Property Owner (to the extent its Developed Properties were transferred to Transferee) and each Assignor and their respective officers, directors, employees, agents, consultants, representatives, subsidiaries, Affiliates, stockholders, partners, members and attorneys.

     "LANDIS INDEMNITORS" has the meaning set forth in Section 7.3(c).

     "LANDIS PARTIES" has the meaning set forth in the Introductory Paragraph hereto.

     "LANDIS PARTIES' KNOWLEDGE" shall mean the actual (and not constructive or imputed) knowledge of Alan B. Landis, Mitchell Landis and/or Gary O. Turndorf, without any separate obligation on their part to make any independent investigation of the matters being represented, warranted or certified.

     "LAW" shall mean any law, rule, regulation, order or decree of any federal, state, local or foreign government.

     "LEASE DEFAULTS" has the meaning set forth in Section 3.1(a).

     "LEASES" has the meaning set forth in Section 3.1(c).

     "LIABILITIES" shall mean liabilities, indebtedness, obligations, commitments, expenses, claims or guarantees of any nature (whether absolute, accrued, contingent or otherwise).

     "LICENSES" has the meaning set forth in Section 3.1(e).

     "LIMITED SURVIVAL INDEMNITY INCREASE" has the meaning set forth in Section 7.3(c).

     "LIMITED SURVIVAL REPRESENTATIONS" has the meaning set forth in Section 7.1(a).

     "LIMITED SURVIVAL TRANSFEREE REPRESENTATIONS" has the meaning set forth in
Section 7.1(b).

     "LOSS" or "LOSSES" shall mean any and all claims, losses, damages, costs, liabilities and expenses, including, without limitation, reasonable attorney's fees and disbursements, but excluding in all events, lost profits, consequential or expectation damages.

     "MAJOR CASUALTY" has the meaning set forth in Section 4.6.

     "MAJOR CONDEMNATION" has the meaning set forth in Section 4.6.

     "MANAGEMENT CONTRACTS" means, collectively, (i) the Third Party Management Contracts and (ii) the property management contracts for each of the Developed Properties and the Properties Under Development, as more specifically described on Schedule G attached hereto.

     "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the financial condition, business, operations, assets or liabilities, including without limitation, the Partnership Interests and the Assets, of any Property, any Property Owner, any Existing Partner or any Assignor, individually or in the aggregate (as the context may require).

     "MINIMUM UNIT VALUE" has the meaning set forth in Section 1.1(d)(v).

     "MORTGAGE DEBT" shall mean the existing mortgage financing encumbering a Developed Property and/or a Property Under Development, or any Partnership Interests in any Property Owner as of the date of this Agreement as described in Schedule H hereto and as reduced by payments of principal actually paid from and after the date hereof through the Closing Date.

     "MORTGAGE DEBT ASSUMPTION DOCUMENTS" shall have the meaning set forth in
Section 2.1(c).

     "MORTGAGE DEBT CREDIT" shall equal the amount set forth as the Mortgage Debt Credit on Exhibit 6A attached hereto.

     "MORTGAGE DEBT PREPAYMENT DOCUMENTS" shall have the meaning set forth in
Section 2.1(c).

     "NON CONTINUING EMPLOYEES" has the meaning set forth in Section 4.11(a).

     "NON-TERMINABLE CONTRACT" shall mean those Contracts which are not terminable by a Landis Party upon less than thirty-one (31) days notice without cost or penalty.

     "NORTHWESTERN MUTUAL COMMITMENT" shall mean that certain Application for Mortgage Loan for Carnegie 504 Associates, Carnegie 506 Associates and Carnegie 508 Associates dated

October 22, 1997, (as modified by that certain letter agreement dated June 30, 1998 which, among other matters, eliminated the cross-default and cross-collateralization requirements contained therein, the "500 SERIES NML COMMITMENT") and that certain Application for Mortgage Loan for Carnegie 510 Associates, LLC dated October 22, 1997, (as modified by that certain letter agreement dated June 30, 1998 which, among other matters, eliminated the cross-default and cross-collateralization requirements contained therein, the "510 NML COMMITMENT"); all from The Northwestern Mutual Life Insurance Company to provide mortgage financing to the applicable Landis Parties, to be secured by the 500 Series Properties and the Property Under Development commonly known as Carnegie Center Building 510, respectively, and in the maximum aggregate principal amount of $50,000,000 and $28,500,000, respectively. All documents relating to the Northwestern Mutual Commitment as of the date of this Agreement are attached hereto as Schedule H-1.

     "NML" shall mean The Northwestern Mutual Life Insurance Company.

     "NML CLOSING COSTS" shall mean (i) reasonable attorneys fees and expenses incurred on behalf of the borrower (in the aggregate amount not to exceed $25,000.00 minus all amounts actually paid by BPLP, from time to time, with respect to such attorneys fees and expenses as NML Closing Costs hereunder and/or pursuant to the Properties Under Development Agreement), (ii) reasonable attorneys fees and expenses incurred by the lender; in each case in documenting and closing the loan evidenced by the 504/506/508 Commitment, and (iii) other third party out-of pocket costs and expenses of the kind identified on Schedule EE incurred in connection with documenting and closing such loan; provided however, that the Landis Parties shall propose an anticipated budget (the "NML CLOSING COST BUDGET"), specifying by item and amount, all costs which are expected to be included as NML Closing Costs, and the Landis Parties shall use reasonable efforts to keep all such costs, fees and expenses as low as possible, and in line with other similar mortgage loan transactions, to the extent practicable.

     "NML MORTGAGE CREDIT" shall equal the amount set forth as the NML Mortgage Credit on Exhibit 6A attached hereto.

     "NOTICE OF CLAIM" has the meaning provided in Section 7.1(c).

     "NOTICE OF PURCHASE RIGHT" has the meaning provided in Section 1.1(d)(iii).

     "PARTNERSHIP AGREEMENT" or "LIMITED PARTNERSHIP AGREEMENT" has the meaning set forth in Section 3.2(c).

     "PARTNERSHIP CLAIM" shall mean any actual or threatened claim or other action of any Person (including without limitation any direct or indirect owners of any Partnership Interest and/or Existing Partner) (i) that any Landis Party and/or any direct or indirect owner of any Landis Party has (or may have) breached its fiduciary obligations or other obligations (including without limitation obligations arising under any applicable organizational documents or other contractual agreements or obligations of full and fair disclosure) and whether arising out of the transactions contemplated by this Agreement or otherwise, or (ii) that (A) the consideration payable to any Landis Party and/or any direct or indirect owner of any Landis Party in connection with the transactions contemplated by this Agreement and/or (B) the allocation of any consideration paid by Transferee under this Agreement or related agreements is contrary to agreements or improper, or (iii) with respect to or under the terms of any organizational documents of any Landis Party and/or any direct or indirect owner of any Landis Party.

     "PARTNERSHIP INTERESTS" has the meaning set forth in the Introductory Paragraphs hereto.

     "PAYABLES" has the meaning set forth in Section 1.1(d)(iv).

     "PERMITTED EXCEPTIONS" means, with respect to any Property, those exceptions to title to such Property and those encumbrances on Personal Property as are identified in the applicable Preliminary Report (other than the documents evidencing the Mortgage Debt to the extent such Mortgage Debt is to be repaid in full and discharged in connection with the Closing) in the form in which it may have been modified to exist as of the date of this Agreement and those matters first appearing on the applicable Preliminary Report following the date of this Agreement as are approved in writing by BPLP.

     "Person" or "person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, business trust, limited liability company, trust, unincorporated organization or government or a political subdivision, agency or instrumentality thereof or other entity or organization of any kind.

     "PERSONAL PROPERTY" shall mean all of any Property Owner's or Assignor's right, title and interest in and to any personal property, including Intangibles, if any, in and to: (i) all signs, supplies, maintenance equipment, appliances, security systems, tools, decorations, furniture, fixtures, furnishings, equipment, machinery, mechanical systems, landscaping and other tangible and intangible personal property located at and/or used in connection with the leasing, management, operations, maintenance and repair of the Developed Property (excluding any personal property belonging to any tenant or licensee, if any, and including without limitation, the items listed on Schedule I attached hereto; (ii) all site plans, surveys, plans and specifications, marketing materials and floor plans relating to the Developed Property and Properties Under Development; (iii) all warranties and guarantees relating to the Developed Properties; (iv) all permits, licenses, certificates of occupancy, and other governmental approvals, including without limitation Licenses, which relate to the Developed Properties. Notwithstanding anything to the contrary contained herein, Personal Property shall exclude the personal property specifically identified on the attached Schedule I-1 (such excluded property, the "EXCLUDED PERSONAL PROPERTY").

     "POST-CLOSING AUDIT" has the meaning set forth in Section 5.8.

     "PREFERRED UNITS" shall mean preferred limited partnership units in BPLP which, generally, will upon issuance bear a cumulative, preferred, quarterly distribution right of 7.25% per annum and will be convertible into Common Units, all as more particularly set forth in the Certificate of Designations of Series One Preferred Units attached hereto as Exhibit 2.

     "PREFERRED UNIT VALUE" has the meaning set forth in Section 1.1(d)(v).

     "PRELIMINARY REPORT" shall mean a final form, current extended coverage commitment to issue a title policy with respect to each Property, including endorsements thereto, in form and substance as contemplated in this Agreement and attached hereto as Schedule J, issued by the Title Company.

     "PROHIBITED FEE PROPERTY" has the meaning set forth in Section 1.1(d)(iii).

     "PROHIBITED FEE PROPERTY MANAGEMENT AGREEMENTS" has the meaning set forth in Section 1.1(d)(iii).

     "PROPERTIES UNDER DEVELOPMENT" shall mean, individually and collectively, the Properties identified on Schedule F-2 attached hereto.

     "PROPERTIES UNDER DEVELOPMENT CONTRIBUTION AGREEMENT" shall mean the Properties Under Development Contribution Agreement entered into at the Closing by the applicable Landis Parties and the Transferee (or its nominee), in the form attached hereto as Exhibit 3.

     "PROPERTY" shall mean, individually and collectively, all Real Property, Personal Property and Intangibles. All references in this Agreement to the Property shall be deemed to refer to all or any portion of the Property.

     "PROPERTY OWNER" and "PROPERTY OWNERS" have the meaning set forth in the Introductory Paragraph of this Agreement.

     "REAL PROPERTY" shall mean the land more particularly described in Schedule K hereto (the "LAND"), together with all rights, privileges, interests in condominium common areas and other rights related thereto, and easements appurtenant thereto, and the air rights, water, water rights, riparian rights and water stock relating to the Land, if any, used in connection with the beneficial use and enjoyment of the Land and all of the Property Owners' right, title and interest in and to all roads, easements, rights of way, strips or gores, alleys and other appurtenances adjoining or servicing the Land (collectively, the "APPURTENANCES") and all improvements and fixtures located on the Land, including, without limitation, the building(s) located on the Land, and all apparatus, equipment and appliances owned by Property Owners and/or Assignors and used in connection with the operation or occupancy of the Land, such improvements or the Appurtenances, including, without limitation, heating and air conditioning systems and facilities used to provide any utility, refrigeration, ventilation, garbage disposal, recreation or other services on the Land or the Appurtenances or for the improvements, and all parking (collectively, the "IMPROVEMENTS"). All references in this Agreement to the Real Property shall be deemed to refer to all or any portion of the Real Property and shall include the Properties Under Development and the Development Properties.

     "REGISTRATION RIGHTS AGREEMENT" has the meaning set forth in Section
2.1(i).

     "RELATED AGREEMENTS" means, collectively, all documents to be executed and delivered pursuant to this Agreement, including, without limitation, the Registration Rights Agreement and all other documents referred to in Section 2.1.

     "RENT ROLL" has the meaning set forth in Section 3.1(g).

     "REPAID MORTGAGE DEBT" shall mean all Mortgage Debt other than the Continuing Mortgage Debt.

     "REPRESENTATION LETTER" means a letter delivered by an Existing Partner or Assignor that has elected to receive Units hereunder and in the form of the letter attached hereto as Exhibit 4.

     "SCHEDULE OF ACTIONS" has the meaning set forth in Section 3.1(q).

     "SCHEDULE OF AGREEMENTS" has the meaning set forth in Section 3.1(h).

     "SCHEDULE OF PARTNERS" has the meaning set forth in Section 1.4.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as in effect from time to time, and applicable rules and regulations thereunder. Any reference herein to a specific section or sections of the Securities Act shall be deemed to include a reference to any corresponding provision of future law.

     "SECURITIES LAWS" shall mean the Securities Act, the Exchange Act, the Investment Company Act or any applicable state or other federal securities Law or any rule or regulation promulgated thereunder, including without limitation, any so-called roll-up laws, rules or regulations.

     "SPECIFIED REPRESENTATIONS" has the meaning set forth in Section 7.1(a).

     "SPECIFIED TRANSFEREE REPRESENTATIONS" has the meaning set forth in Section 7.1(b).

     "TAX PROTECTION AGREEMENT" shall mean the Tax Protection Agreement entered into at the Closing by the applicable Property Owners and/or Existing Partners and BPLP pursuant to Section 1.8 hereof, in substantially the form attached hereto as Exhibit 5.

     "TAX PROTECTION SCHEDULE" has the meaning set forth in Section 1.8.

     "TERMINABLE CONTRACT" shall mean those Contracts which are terminable by the Landis Parties upon not more than thirty (30) days notice without cost or penalty.

     "THIRD-PARTY INCENTIVE FEE PARTICIPATION" has the meaning set forth in
Section 1.1(e)(iii) and shall be calculated in accordance with the formula set forth on Exhibit 6B attached hereto.

     "THIRD PARTY MANAGEMENT CONTRACTS" shall mean, individually and collectively, as applicable, all of the third party property management contracts by and between any Assignor (or an Affiliate of any Assignor) and the owner of the fee or leasehold interest in any property which is not a Property, excluding, however, the Gatehall Contract.

     "TITLE COMPANY" shall mean First American Title Insurance Company or such other national title insurance company as is reasonably satisfactory to BPLP and the Landis Parties.

     "TOWER ONE" shall mean that certain 23-story office Property commonly known as Tower One and located in the East Brunswick, New Jersey development commonly known as "Tower Center," which property consists of approximately 420,006 square feet of net rentable office space and approximately 1,252 parking spaces.

     "TOWER 1 ADDITIONAL EARN-OUT" has the meaning set forth in Section 1.1(e)(ii) and shall be calculated in accordance with the formula set forth on
Exhibit 6D attached hereto.

     "TOWER 1 EARN-OUT" has the meaning set forth in Section 1.1(e)(i) and shall be calculated in accordance with the formula set forth on Exhibit 6C attached hereto.

     "TOWER TWO" shall mean that certain 23-story office property commonly known as Tower

Two and located in the development commonly known as "Tower Center", which property is, as of the date of this Agreement, multi-tenanted and serves as the regional headquarters for PNC Bank. Assignor is the property manager of Tower Two pursuant to a Third Party Management Agreement.

     "TRANSFEREE" has the meaning set forth in the Introductory Paragraphs hereto.

     "TRANSFEREE PREPAYMENT PREMIUM OBLIGATION" shall mean, prepayment premiums or penalties (and not any charges or costs of any other kind or nature) actually paid at the Closing to the holders of the Repaid Mortgage Debt in an amount not to exceed, in the aggregate, $2,550,000, in accordance with the prior written instruction of the Landis Parties (as to which of the prepayment premiums which are identified in the Mortgage Debt Prepayment Documents are to be included as Transferee Prepayment Premium Obligations) and otherwise in accordance with the Mortgage Debt Prepayment Documents.

     "UNIT" means a unit of limited partnership interest in BPLP (whether a Common Unit or a Preferred Unit).

     "UNIT HOLDER" means any Existing Partner or Assignor which receives or may receive Units hereunder.

     "UNIT VALUE" has the meaning set forth in Section 1.1(d)(v).

     "WARRANTIES" shall mean all presently effective warranties or guaranties inuring to any Property Owner's benefit from any contractors, subcontractors, suppliers, servicemen or materialmen in connection with the Property, including, without limitation, any construction, renovation, repairs or alterations of any Improvements, any Personal Property or any tenant improvements.


                                   ARTICLE 1

CONTRIBUTION AND CONVEYANCE

     1.1  CONTRIBUTIONS AND CONVEYANCE.

          (a) Agreement of Existing Partners to Convey Partnership Interests in the Property Owners. Each Existing Partner agrees, subject to the terms and conditions of this Agreement, to assign, transfer and otherwise convey on the Closing Date all of its Partnership Interests in the Property Owners to the Transferee pursuant to an Assignment and Assumption of Partnership Interest(s) in the form attached hereto as Exhibit 7. Each Existing Partner has elected to receive for each such Partnership Interest either cash, Common Units or Preferred Units, as set forth opposite such Existing Partner's name on Schedule
D. In the case of any Existing Partner that has elected to receive Common Units or Preferred Units, such Existing Partner is delivering contemporaneously with its execution of this Agreement a Representation Letter.

          (b) Agreement of Assignors to Convey Assets. Each Assignor agrees, subject to the terms and conditions of this Agreement, to transfer, assign and otherwise convey on the Closing Date all of such Assignor's Assets to the Transferee pursuant to an assignment and assumption agreement, bill of sale and other conveyance documents as contemplated in Article 2 below. Subject to the terms and conditions of this Agreement, BPLP agrees to accept such transfer, assignment and conveyance pursuant to such conveyance documents and to assume the Assumed Assignor Liabilities pursuant to an assignment and assumption agreement as contemplated in Article 2 below. Each Assignor has elected to receive for its assets either cash, Common Units or Preferred Units, as set forth opposite such Assignor's name on Schedule D. In the case of an Assignor that has elected to receive Common Units or Preferred Units, such Assignor is delivering contemporaneously with its execution of this Agreement a Representation Letter. The parties hereto have agreed that it is of material importance to each such party that (x) the conveyance of the Assets be affected in a manner which will not materially or adversely impact any of the Assets or any of the Excluded Assignor Liabilities or the Assumed Assignor Liabilities and (y) the Transferee shall not, with respect to the Assets, assume or take subject to any liabilities or obligations of any kind or nature except only the Assumed Assignor Liabilities.

          (c) Payment of Consideration. Subject to the terms and conditions of this Agreement (including the terms relating to the adjustments and prorations of such amounts), BPLP shall accept conveyance of the Partnership Interests and the Assets and shall (x) pay by wire transfer of immediately available funds the cash consideration payable to each Existing Partner pursuant to instructions to be provided by each such Existing Partner prior to the Closing and (y) issue the Units to the Landis Parties entitled to receive Units hereunder, such Units to be issued free and clear of any claims, liens, voting agreements, options, charges or encumbrances or restrictions of any kind, nature or description (other than as may be created pursuant to this Agreement or by any Landis Party). Notwithstanding anything to the contrary contained in this Agreement, in no event shall Transferee have any obligation to issue Preferred Units after the date which is sixty (60) days after the first Closing Date under this Agreement (provided, however, such sixty (60) day period shall be extended to ninety (90) days in the event that the Landis Parties deliver a Conveyance Notice (as defined in Section 1.1(d)(iii)(C)(3) below) to Transferee on or before the date which is sixty (60) days after the first Closing Date hereunder, and a Closing Date with respect to the 500 Series Properties occurs on or before the date which is ninety (90) days after the first Closing Date under this Agreement, unless the failure to close such acquisition by such date is solely the result of any action or inaction of Transferee, in which event such ninety
(90) shall be extended until the actual Closing Date for such 500 Series Properties), and in lieu of any Preferred Units that would otherwise be issued hereunder, there shall be issued an amount of cash or Common Units (at the Landis Parties' election) sufficient to satisfy each such obligation.

          (d) Certain Provisions Regarding the Consideration to be Delivered for the Partnership Interests and the Assets.

               (i) Value of Units. For purposes of determining the value of a Unit to be delivered at on the first Closing Date (or at any time within the sixty (60) day period thereafter (or within the ninety (90) day period, as the same may be extended, as provided for in the last sentence of Section 1.1(c) above)) in accordance with the terms of this Agreement, all Units (Common and Preferred) shall have a value of $34.00 per Unit. All Common Units which are issued pursuant to this Agreement after the date which is sixty (60) days after the first Closing Date (or after the ninety (90) day period, as the same may be extended, as provided for in the last sentence of Section 1.1(c) above) shall have a value per Common Unit equal to the then current market value of each share of Common Shares at the time of delivery of such Common Units, based upon the volume-weighted average of the daily Closing Price for each of the ten (10) consecutive trading days commencing twelve (12) trading days before any date of determination.

               (ii) Assigned Values. Each Developed Property and the Assets of each Assignor has an Assigned Value as set forth on Schedule C. The aggregate amount of the cash and Units that each Existing Partner in a particular Property Owner has elected to receive, as set forth on Schedule D, is equal to the Assigned Value for that Property Owner's Developed Property, and the aggregate amount of the cash and Units that each Assignor has elected to receive for its Assets, as set forth on Schedule D, is equal to the Assigned Value of those Assets. Each Existing Partner and the Assignors acknowledge and agree that the Assigned Value for each Developed Property and the Assets is subject to adjustment, proration and other limitations to the extent provided in this Agreement (for example, pursuant to clause (iv) below, on account of outstanding Mortgage Debt). In the event of any reduction in the aggregate consideration to be paid for all of the Partnership Interests in a Property Owner, such reduction shall be applied pro rata to all of the Existing Partners of such Property Owners based on the aggregate value of cash and Units that each has elected to receive prior to such reduction as set forth on Schedule D, by reducing the cash and Units (pro rata as between cash and Units) to be received by such Existing Partner at Closing, unless the Landis Parties elect for such reduction to be applied to the Existing Partners of such Property Owners otherwise by giving written notice to Transferee not less than five (5) business days prior to the Closing. Notwithstanding anything to the contrary contained in this Agreement, in the event that any Prohibited Fee Property is not acquired by BPLP on the first Closing Date under this Agreement, the Contribution Price payable under this Agreement on the first Closing Date shall be reduced on the first Closing Date by an amount equal to the Deferred Contribution Price of such Property. In the event of any reduction in the aggregate consideration to be paid for the Assets of an Assignor, such reduction shall be made by reducing the cash and Units (pro rata as between cash and Units) received by that Assignor at Closing.

               (iii) Excluded Properties/Excluded Partnership Interests.

               (A) The parties hereto have agreed that it is a material term of this Agreement that the Developed Properties be acquired by BPLP through the conveyance and assignment to BPLP by each Existing Partner of 100% of each Existing Partner's Partnership Interests in each applicable Property Owner such that 100% of the partnership interests in each applicable Property Owner is conveyed to BPLP, rather than through the Property Owners' transfer of their respective Developed Property to BPLP.

               (B) In the event any Existing Partner fails to or is unable to transfer 100% of such Existing Partner's Partnership Interests to BPLP pursuant to Section 1.1, but subject to the satisfaction of all other conditions precedent under this Agreement, the applicable Property Owner in which such Existing Partner owns the Partnership Interests which are not then being transferred, shall convey the affected Developed Property directly to BPLP (any such Property, a "FEE PROPERTY") for the applicable portion of the Contribution Price allocable thereto. In connection with the conveyance of a Fee Property to BPLP, the applicable Property Owner shall deliver a Representation Letter and an amount equal to all real estate transfer taxes and other similar amounts payable with respect to such direct transfer shall be deducted from the portion of the Contribution Price allocable to such property (or the Deferred Contribution Price allocable thereto, if applicable) to be delivered to the applicable Property Owner (and/or its constituent Existing Partners) at Closing and BPLP shall assume the Assumed Liabilities which are attributable to such Fee Property.

               (C) (1) Notwithstanding the foregoing, each applicable Property Owner of a 500 Series Property shall have the right, upon not less than five (5) days written notice to BPLP (any such notice, an "EXTENSION NOTICE"), to extend the Closing Date with respect to all (but not less than all) of the 500 Series Properties (in such event, each such property, a "PROHIBITED FEE PROPERTY" and collectively, the "PROHIBITED FEE PROPERTIES") for a period not to exceed one (1) year (such period, the "CURE PERIOD") in the event that and only for so long as, the applicable Property Owner is prohibited from conveying or is otherwise unable or unwilling to convey the Prohibited Fee Properties by reason of (x) an existing court order of any Federal or State court having or claiming jurisdiction over such conveyance, and only for so long as such court order remains in existence or (y) any other legal impediment to such conveyance (including without limitation, upon the advice of legal counsel, in writing, in the event of any pending or threatened dispute as to whether or not the applicable Existing Partners or the Property Owner in which they hold Partnership Interests has the legal right and authority at such time to convey such Partnership Interests or the applicable Prohibited Fee Property) or (z) a continuing dispute by and among the Existing Partners of the applicable Property Owners (or the constituent owners of such Existing Partners) with respect to the material terms of the proposed conveyance of the applicable 500 Series Property or the appropriate allocation of the proceeds from any such conveyance. An amount equal to the Deferred Contribution Price allocable to the 500 Series Properties, if and to the extent that such 500 Series Properties are not conveyed to BPLP on first Closing Date under this Agreement, shall not be paid at the first Closing Date, but rather shall be paid upon the conveyance, if any, of such 500 Series Properties to BPLP in accordance with the terms and conditions of this Agreement. Subject to subsection (2) below, in the event that the applicable Landis Parties are unable or unwilling to cause all of the Existing Partners of the Property Owners which own the 500 Series Properties to convey the applicable Partnership Interests to BPLP by no later than the last day of the Cure Period, the applicable Property Owners shall convey such 500 Series Properties to BPLP in accordance with (B) above. Notwithstanding the foregoing, BPLP shall have no obligation to acquire the 500 Series Properties after the first Closing Date under this Agreement unless (x) the Landis Parties are able to convey to BPLP all of the 500 Series Properties or all of the Partnership Interests in the Property Owners which own the 500 Series Properties simultaneously, (y) (i) no material adverse physical change (including without limitation, any Major Casualty or Major Condemnation) (collectively, a "MATERIAL ADVERSE PHYSICAL CHANGE") has occurred at any of the 500 Series Properties and has not been cured to Transferee's reasonable satisfaction, and (ii) no material adverse change in the financial condition of any of the 500 Series Properties as a result of changes in lease terms or conditions from those terms and conditions which exist on the first Closing Date hereunder shall have occurred (e.g., and by way of example only, a material lease is terminated and is not replaced with a lease with a similar quality tenant and requiring at least the same rental payment terms as pursuant to the terminated lease). Notwithstanding the foregoing, in the event of a dispute between Transferee and the Landis Parties as to whether or not a Material Adverse Physical Change or a material adverse change in financial condition has occurred under (y) above, the parties agree to negotiate in good faith and for a period of not less than fifteen (15) days to resolve any such dispute and if not resolved within such fifteen (15) day period, such dispute shall be resolved by arbitration in accordance with Section 9.5. Notwithstanding the foregoing, in no event shall an Extension Notice hereunder be valid or effective unless such Extension Notice is accompanied by (i) an executed and acknowledged Notice of Purchase Right (the "NOTICE OF PURCHASE RIGHT"), in the form attached hereto as Exhibit 16 and otherwise in recordable form, evidencing the ongoing acquisition right of BPLP of the 500 Series Properties pursuant to this Section 1.1(d)(iii), and (ii) an executed Prohibited Fee Property Management Agreement (the "PROHIBITED FEE PROPERTY

     MANAGEMENT AGREEMENT"), in the form attached hereto as Exhibit 17, pursuant to which BPLP shall have the right to manage, lease and market each such Prohibited Fee Property. BPLP acknowledges that it has received an Extension Notice and the requirements of the immediately preceding sentence have been satisfied.

               (2) Notwithstanding the foregoing subsection (1), each applicable Property Owner of a 500 Series Property shall have the further right, upon not less than five (5) days written notice to BPLP, to further extend the Closing Date with respect to all (but not less than all) of the 500 Series Properties, from time to time, to a date not later than the tenth (10th) anniversary of the first Closing Date under this Agreement (such period, the "EXTENDED CURE PERIOD") in the event that and only for so long as such 500 Series Properties continue to constitute Prohibited Fee Properties as specified in (1) above. Notwithstanding anything to the contrary contained in this Agreement, and notwithstanding the Property Owners' (and their constituent Existing Partners) continuing obligation, for the ten (10) year period noted herein, to convey the 500 Series Properties to BPLP, BPLP shall have the right (such right, the "BPLP PURCHASE RIGHT"), but not the obligation, which right may be exercised in BPLP's sole discretion, to acquire all of the 500 Series Properties for the Deferred Contribution Price allocable to such Properties as and when a Conveyance Notice is delivered hereunder, such right to be exercised pursuant to subsection (3) below. Notwithstanding the foregoing, in the event any Property Owner of a 500 Series Property incurs capital expenses with respect to such 500 Series Property after the first anniversary of the first Closing Date hereunder, which capital expenses have been specifically approved in writing by BPLP in its sole and absolute discretion, the Deferred Contribution Price with respect to such 500 Series Property shall be increased by the amount of such approved capital expenses.

               (3) Immediately upon the termination of the prohibition against or inability or unwillingness to convey all (but not less than all) of the Prohibited Fee Properties, the Landis Parties shall give written notice (such notice, the "CONVEYANCE NOTICE") of their ability to cause (i) all of the applicable Partnership Interests concerning such Prohibited Fee Properties to be conveyed to BPLP or (ii) all of the Prohibited Fee Properties to be conveyed directly to BPLP. In the event that the Conveyance Notice is given prior to the first anniversary of the first Closing Date hereunder (but subject to the terms of this subsection (3) and the last sentence of subsection (1) above), the 500 Series Properties shall be conveyed to BPLP as set forth herein. No Conveyance Notice given hereunder shall be valid unless the first page of each such Conveyance Notice contains the phrase: "TIME SENSITIVE APPROVAL RIGHTS WHICH MUST BE EXERCISED WITHIN FIFTEEN (15) DAYS" in bold and capital letters. In the event that the Conveyance Notice is given on or after the first anniversary of the first Closing Date hereunder, but subject to the terms of this subsection (3), BPLP shall have the right, but not the obligation, to elect, by written notice (the "BPLP NOTICE") given to the Landis Parties not more than fifteen (15) days after BPLP's receipt of such Conveyance Notice from the Landis Parties, to acquire the 500 Series Properties as set forth herein. If (i) a BPLP Notice is not given within such fifteen (15) day period after receipt of a valid Conveyance Notice or (ii) the 500 Series Properties have not been acquired by BPLP on or before the tenth
     (10th) anniversary of the first Closing Date under this Agreement (provided that no Conveyance Notice or BPLP Notice is then outstanding), the 500 Series Properties shall no longer be the subject of the BPLP Purchase Right hereunder and BPLP shall promptly thereafter deliver to the Landis Parties an executed termination notice of the

     Notice of Purchase Right, in form and substance reasonably satisfactory to the Landis Partners and in form appropriate for recording.

               (D) In the event that the 500 Series Properties are to be conveyed hereunder, a closing date for the acquisition of such Prohibited Fee Properties shall be scheduled as soon as is reasonably practicable after delivery of the Conveyance Notice or the BPLP Notice, as applicable, but in any event not later than thirty (30) days after delivery of such notice, and subject to the continued compliance with the other terms and conditions (including without limitation, the conditions precedent set forth in Section 2.1 below, it being agreed that, for purposes of the delivery of all materials at the Closing Date, including without limitation, updated Rent Rolls, estoppels, documents related to the applicable mortgage debt, and other affidavits and certificates contemplated under this Agreement, all such documents and other materials shall be dated as of the actual Closing Date with respect to such Prohibited Fee Properties, except that the estoppels to be delivered in connection with such Closing may be dated not more than thirty (30) days prior to such Closing Date) and authorizations which are to be dated within a certain number of days prior to the first Closing Date are to be dated the same number of days prior to the Closing Date for the 500 Series Properties, whereupon BPLP shall acquire such Prohibited Fee Properties for the Deferred Contribution Price allocable to such Prohibited Fee Properties, after all adjustments, prorations and limitations to the extent provided herein.

               (E) In the event that there is a failure of a condition precedent to BPLP's obligation to effect a Closing with respect to the Prohibited Fee Properties which has been voluntarily created or permitted to exist by the Landis Parties or which is otherwise susceptible to cure and which has not been waived, in writing by BPLP, BPLP may notify the Landis Parties that it must cure the failed condition within ninety (90) days of the delivery of such notice, subject to the following terms:

                    (1) If the failure of such condition has occurred because of the existence of a mortgage, mechanics lien, judgment lien, tax lien or other encumbrance or lien in violation of this Agreement which can be cured by payment of money, the Landis Parties or the applicable Property Owner shall pay such money and cause such encumbrance or lien to be removed; provided, that the applicable Property Owner or the Landis Parties shall not be required to remediate or cure any Environmental Matter.

                    (2) If the failure of such condition requires action by the Landis Parties or the applicable Property Owner in order to cure, the Landis Parties and the applicable Property Owners shall use commercially reasonable efforts (not to exceed $500,000 in the aggregate) to cure such failed condition unless such failure was caused in willful breach of this Agreement; provided that the applicable Property Owner and the Landis Parties shall not be required to remediate or cure any Environmental Condition, and provided, further that if such failure of condition is not cured and the Property Owners thereafter intend to sell, transfer or otherwise convey any or all of the 500 Series Properties (or any interest therein) to any person other than BPLP for consideration having value equal to or less than the Deferred Contribution Price for such Prohibited Fee Properties proposed to be so sold, transferred or conveyed, BPLP shall be entitled to a right of first offer on the sale, transfer or other conveyance of each or all of such 500 Series Properties, as follows:

                    (v) The Property Owners may not sell, transfer or otherwise dispose of any or all of the 500 Series Properties unless the Property Owners first give notice of their intention to so transfer to BPLP and an offer to so transfer the subject property to BPLP on the terms (including price for (for cash)) set forth in such notice.

                    (w) BPLP shall have the right for a period of thirty (30) days after receipt of such notice to accept such offer to purchase the subject property from the Property Owners. Acceptance of the offer may be made in such period by giving an irrevocable written notice thereof to the Property Owners.

                    (x) If the offer by the Property Owners is not accepted by BPLP within such thirty (30) day period, the Property Owners may, for a period of one hundred eighty (180) days after the date they delivered notice under clause (v) above, contract to sell, transfer or otherwise dispose of the subject property to an unaffiliated third party on terms which are substantially similar (or which are more favorable to the Property Owners) than the terms offered to BPLP, provided that the price may be as low as ninety-five percent (95%) of the price offered to BPLP and, if applicable, to close under such contract within ninety (90) days after such 180 day period.

                    (y) Upon acceptance of any such offer by a third party, the Property Owners shall provide notice thereof to BPLP, with reasonable detail as to the basic terms and the identity of the third party. Any such third party shall acquire the subject property free and clear of this right of first offer if such right has been complied with.

                    (z) The right of first offer described herein shall terminate on the tenth (10th) anniversary of this Agreement.

                    (aa) BPLP shall execute and deliver a document, in recordable form, acknowledging the termination of the right of first offer hereunder as and when such right terminates.

               (F) In the event any Property becomes a Prohibited Fee Property, Schedule H shall be deemed to be revised to delete the loan associated with such Prohibited Fee Property from the definition of Mortgage Debt until such time as the Prohibited Fee Property or the Partnership Interests in the Property Owner of such Fee Prohibited Property is actually conveyed to BPLP.

               (G) The Landis Parties shall, at all times from and after the first Closing Date hereunder, (x) in good faith, attempt to cause each of the Prohibited Fee Properties to be conveyed to BPLP by causing each applicable Existing Partner to convey its Partnership Interest in the applicable Property Owner in accordance with Section 1.1 above as soon as is reasonably practicable, and (y) diligently and continuously defend and/or prosecute, as applicable, all reasonably necessary or appropriate legal actions (including without limitation, litigation and/or arbitration) in order to endeavor to cause each Prohibited Fee Property to be conveyed to BPLP as soon as is reasonably practicable after first Closing Date hereunder, provided, however, that the Landis Parties shall have no obligation to settle any dispute under Section 1.1(d)(iii)(C)(1)(z) above on terms which are not satisfactory to such Landis Parties.

               (H) Notwithstanding anything to the contrary contained in this Agreement, and by way of supplementation and clarification, all Developed Properties, except only the Prohibited Fee Properties, if applicable pursuant to this Section 1.1(d)(iii), shall be conveyed to BPLP on the first Closing Date under this Agreement.

          (iv) Certain Adjustments to the Contribution Price for the Partnership Interests or Assets. The Contribution Price payable to the Existing Partners for the Partnership Interests of a Property Owner (or to a Property Owner in the event of a direct conveyance pursuant to Section 1.1(d)(iii) above) shall be reduced by (A) all unpaid principal of and accrued and unpaid interest (including any participating or shared appreciation interest) on the Mortgage Debt of such Property Owner as of the Closing Date (the Property Owners acknowledging that the Mortgage Debt of each Property Owner has the respective principal and interest balances set forth on Schedule H as of June 30, 1998 (assuming that all applicable debt service payments are made prior to such date)), (B) in the case of Partnership Interests in the Property Owners which own Carnegie Center Building 101 and Carnegie Center Building 214, the Mortgage Debt Credit, (C) in the case of Partnership Interests in the Property Owners which own the 500 Series Properties, the NML Mortgage Credit, (D) as and to the extent set forth on Schedule B-2 attached hereto, on a Property Owner by Property Owner basis, the accrued and unpaid payables reflected on the balance sheet of the Property Owners in accordance with Generally Accepted Accounting Principles (the "Payables") and (E) in the case of the Partnership Interests in the Property Owners (or the Property Owner, as applicable) which own Carnegie Center Building 202 and Carnegie Center Building 212, the CIGNA Mortgage Credit. The Contribution Price payable to the Assignors in consideration of the conveyance of the Assets shall be reduced by an amount equal to the sum of (y) $750,000.00 plus (z) the Gatehall Credit. The Contribution Price payable for the Partnership Interests of a Property Owner or an Assignor's Assets shall be reduced or increased, as applicable, by the amount of any prorations applicable to such Property Owner or Assignor described in Article 5 and other closing adjustments or costs which are the responsibility of or to be credited to such Property Owner and/or Assignor, as applicable.

          (v) Minimum Dollar Value of Units Delivered. Notwithstanding anything to the contrary contained in this Agreement, in no event shall the aggregate value, based on the assumed value of $34.00 per Unit (such aggregate value, the "UNIT VALUE"), of the Common Units and Preferred Units to be delivered at the first Closing Date to the Existing Partners and Assignors, if applicable, who have elected pursuant to Schedule D to receive Units be less than the excess of
(x) (i) One Hundred Million Dollars ($100,000,000) or (ii) Eighty Five Million Dollars ($85,000,000) in the event the Prohibited Fee Properties are not conveyed to BPLP at the first Closing Date, over (y) the aggregate value of the Units which Alan B. Landis certifies to BPLP as of the Closing Date are, as of such date, expected (reasonably and in good faith) to be delivered by BPLP at the closing of the acquisition of the Properties Under Development (the "MINIMUM UNIT VALUE"), and to the extent that, due to prorations or reductions, the Unit Value will be less than the Minimum Unit Value, then the parties hereto agree to negotiate in good faith a reallocation of the form of aggregate Contribution Price so that the portion of the Contribution Price which will be paid in cash will be reduced and the portion which will be paid in Units will be increased.

       Notwithstanding anything to the contrary contained in this Agreement, in no event shall the aggregate value (such aggregate value, the "PREFERRED UNIT VALUE"), of the Preferred Units to be delivered at the Closing to the Existing Partners and Assignors, if applicable, who have elected pursuant to Schedule D to receive Preferred Units be less than $40,000,000 (or $34,000,000 in the event the Prohibited Fee Properties are not conveyed to BPLP at the first Closing Date hereunder), and if, due to prorations or reductions, the Preferred Unit Value would be less than $40,000,000 (or $34,000,000 in the event the Prohibited Fee Properties are not conveyed to BPLP at the first Closing Date hereunder), then the parties hereto agree to negotiate in good faith a reallocation of the form of aggregate Contribution Price so that either (A) no Preferred Units will be issued and in lieu thereof either cash or Common Units will be issued (but the condition set forth in the preceding paragraph regarding the Minimum Unit Value must be satisfied after such adjustment) or (B) the portion of the Contribution Price which will be paid in Preferred Units will be increased to $40,000,000 (or $34,000,000, as applicable) and the portion of the Contribution Price which will be paid in cash or Common Units will be reduced.

          (e)  Additional Consideration; Post-Closing.

               (i) Tower 1 Earn-Out. In addition to the Contribution Price payable to the applicable Landis Parties under this Agreement, the Existing Partners which are partners in the Property Owner which owns fee title to Tower One shall receive from BPLP as additional consideration for the conveyance of Tower One to BPLP, an amount, if any, equal to the Tower 1 Earn-Out calculated in accordance with the formula set forth on Exhibit 6C attached hereto. All such additional consideration shall be paid in the manner and in proportion to the allocation of the Assigned Value to such Existing Partners of the Property Owner that owns Tower One (as set forth on Schedule D), such that each such Existing Partner of the Property Owner shall receive its proportionate share of the Tower 1 Earn-Out in cash and Units, as applicable based on the form of consideration it received at Closing. Notwithstanding the foregoing, in lieu of any Preferred Units that would otherwise be issued to such an Existing Partner pursuant to this clause (i) there shall be issued an amount of Common Units sufficient to satisfy the obligation based upon the then current market value of such Units at the time delivered (based upon the volume-weighted average of the daily Closing Price for each of the twenty (20) consecutive trading days commencing twenty-two
(22) trading days before any date of determination).

               (ii) Tower 1 Additional Earn-Out. In addition to the Contribution Price payable to the applicable Landis Parties under this Agreement, in the event that on or before the date which is the third anniversary of the Closing Date, (x) Tower Two is acquired by BPLP or (y) BPLP enters into a binding agreement to acquire Tower Two and thereafter acquires Tower Two pursuant to such binding agreement; (as any such acquisition may or may not be made in the sole discretion of BPLP, and on terms and conditions satisfactory to BPLP in its sole discretion) the Existing Partners which are partners in the Property Owner which owns fee title to Tower One shall receive from BPLP on the date of such acquisition and as additional consideration for the conveyance of Tower One to the BPLP, an amount, if any, equal to the Tower 1 Additional Earn-Out calculated in accordance with the formula set forth on
Exhibit 6D attached hereto. All such additional consideration shall be paid in the manner and in proportion to the allocation of the Assigned Value to the Existing Partners of the Property Owner that owns Tower One (as set forth on Schedule D), such that each such Existing Partner of the Property Owner shall receive its proportionate share of the Tower 1 Earn-Out in cash and Units, as applicable based on the form of consideration it received at Closing. Notwithstanding the foregoing, in lieu of any Preferred Units that would otherwise be issued to such an Existing Partner pursuant to this clause (i) there shall be issued an amount of Common Units sufficient to satisfy the obligation based upon the then current market value of such Units at the time delivered (based upon the volume-weighted average of the daily Closing Price for each of the twenty (20) consecutive trading days commencing twenty-two (22) trading days before any date of determination).

               (iii) Third-Party Incentive Fee Participation. In addition to the Contribution Price payable to the applicable Landis Parties under this Agreement, each applicable Assignor shall receive, in cash, from BPLP, as additional consideration for the conveyance of its Assets to BPLP, an amount, if any, equal to the Third-Party Incentive Fee Participation calculated in accordance with the formula set forth on Exhibit 6B attached hereto, provided, however, that in no event shall (x) the aggregate amount of the Third-Party Incentive Fee Participation payable hereunder exceed $5,000,000 and (y) any amount be payable with respect to any period from and after the third anniversary of the Closing Date.

     1.2  [RESERVED]

     1.3  [RESERVED]

     1.4 ALLOCATION OF CONTRIBUTION PRICE AND FORM OF CONSIDERATION. Attached hereto as Schedule D is a schedule (the "SCHEDULE OF PARTNERS") containing (i) an identification of all Existing Partners and Assignors, (ii) an allocation of Assigned Value to the Existing Partners of each Property Owner and (iii) an identification of which Existing Partners and which Assignors have elected to receive cash, Common Units or Preferred Units upon the conveyance of their respective Partnership Interests or Assets. Neither BPLP nor Boston Properties shall have any liability or responsibility in any way with respect to the preparation of the Schedule of Partners or the determination of the allocations described above and on such Schedule, and BPLP and Boston Properties shall be entitled to rely on the Schedule of Partners in full and without inquiry. Each Existing Partner and Assignor who has elected to receive Units shall receive such Units (subject to adjustment and limitation as set forth herein) and shall be admitted as a limited partner in BPLP in accordance with the terms of the Limited Partnership Agreement upon Closing only if such Existing Partner or Assignor (i) agrees to be bound by and comply with the terms of the Limited Partnership Agreement by executing and delivering to BPLP at Closing a Limited Partner Signature Page in the form attached hereto as Exhibit 9, (ii) delivers an executed Representation Letter and (iii) executes the Registration Rights Agreement.

     1.5 Closing Date. Unless this Agreement is sooner terminated pursuant to its terms, the closing of the transaction contemplated by this Agreement (the "CLOSING") shall take place on June 30, 1998 (as it shall be extended to provide any full cure period due under Section 1.1(d)(iii) or Article 6, including without limitation, the Cure Period, the "CLOSING DATE"). The Closing shall occur in the offices of Goodwin, Procter & Hoar LLP, 599 Lexington Avenue, New York, New York on the Closing Date, unless otherwise agreed in writing by the Landis Parties and BPLP. Notwithstanding anything to the contrary contained in this Agreement, the references to Closing and Closing Date shall refer to the actual closing dates with respect to the Properties hereunder, it being acknowledged that the Closing Date with respect to the Prohibited Fee Properties may be later than the Closing Date for the other Properties (provided, however, that all representations, warranties and covenants hereunder which refer to the Closing Date, to the extent such representations, warranties and covenants do not relate to a Property, shall be deemed to mean the first Closing Date under this Agreement). The Assets shall be conveyed on the first Closing Date hereunder. Each Closing shall occur pursuant to closing arrangements reasonably satisfactory to BPLP and the Landis Parties.

     1.6 BLUE SKY COOPERATION. The Property Owners and each Assignor and Existing Partner who is to receive Units shall cooperate and do all acts as may be reasonably required or requested by Transferee to enable Transferee to fulfill any requirement under state Securities Law to qualify the Units for issuance to such Assignor or Existing Partners.

     1.7 INITIAL UNIT DISTRIBUTIONS. The Landis Parties acknowledge and agree that the first quarterly distribution paid by BPLP on any Units which may be issued pursuant to this Agreement (whether at Closing or thereafter) (i) shall be with respect to the quarter in which such Units are issued and (ii) shall be prorated based on the number of days during such quarter for which such Units are outstanding.

     1.8 POST-CLOSING AGREEMENTS; TAX MATTERS. At the Closing, BPLP shall execute and deliver to each Unit Holder who so elects, a Tax Protection Agreement in substantially the form attached hereto as Exhibit 5, with only such modifications thereto as may be appropriate in order to provide each applicable Unit Holder with its allocable amount of such protection. Attached hereto as Schedule N is a schedule (the "TAX PROTECTION SCHEDULE") setting forth the aggregate amount of the Built-in Gain and the Non-Recourse Built-in Gain (each as defined in the Tax Protection Agreement) attributable to all Unit Holders, including an allocation of such amounts to each Unit Holder.

     1.9 REPAYMENT/ASSUMPTION OF MORTGAGE DEBT. All payments of principal and interest, and all other amounts of any kind or nature, on the Mortgage Debt (except only the Transferee Prepayment Premium Obligation) shall be the sole cost and expense of the Landis Parties (and the applicable Existing Partners). Upon Closing, BPLP, at the Landis Parties sole cost and expense, shall cause each of the Repaid Mortgage Debt loans to be prepaid in full. In addition, upon Closing the Landis Parties (and each applicable Existing Partner) shall be responsible for and shall pay (i) any and all accrued and unpaid interest (including, without limitation, all participation and shared appreciation interest, if any) as of the Closing Date with respect to the Mortgage Debt, (ii) all prepayment premiums or penalties in excess of the Transferee Prepayment Premium Obligation actually paid to holders of the Repaid Mortgage Debt which is being prepaid in connection with the Closing, (iii) all prepayment premiums or penalties actually paid to NML (or any subsequent holder) of the Continuing Mortgage Debt loans encumbering Buildings 504, 506 and 508 as of the date of this Agreement, each located at Carnegie Center, irrespective of when such mortgage debt is actually repaid (which the parties hereto acknowledge is expected to be repaid after the first Closing Date, but on or prior to the Closing Date with respect to the 500 Series Properties), (iv) all other costs or expenses of any kind or nature due in connection with the prepayment of the Repaid Mortgage Debt and/or the assumption or other continuation of the Continuing Mortgage Debt (including, without limitation, any fees, charges or other amounts payable in connection with such Continuing Mortgage Debt and any costs and expenses , except for expenses of BPLP's counsel and any title insurance which may be purchased by BPLP, incurred in documenting the Mortgage Debt Assumption Documents and the Mortgage Debt Prepayment Documents) and (v) all costs and expenses of any kind or nature incurred in connection with the Northwestern Mutual Commitment which relate to the period ending immediately after the closing of the loan contemplated by such Northwestern Mutual Commitment (except only NML Closing Costs with respect to the 500 Series NML Commitment), including, without limitation, any and all costs, losses or damages (including all such amounts which are or may be payable to NML or any other lender under the Northwestern Mutual Commitment) of any kind or nature which may be incurred by Transferee in the event of a breach under the Northwestern Mutual Commitment, or in the event the loan contemplated thereby does not close, for any reason other than the willful breach by Transferee. In addition to the foregoing

(and in addition to the reduction of the Contribution Price on account of the Mortgage Debt as set forth elsewhere in this Agreement, but without double-counting such amount), BPLP shall receive an additional credit against the Contribution Price in an amount equal to the Mortgage Debt Credit with respect to the Manufacturers Life Insurance Company mortgage loan encumbering Building 101 and the State Mutual Life Assurance Company mortgage loan encumbering Building 214, each located at Carnegie Center. The Landis Parties and BPLP acknowledge and agree that the Partnership Interests shall be transferred to BPLP while the Developed Properties remain subject to the Mortgage Debt, including without limitation the Repaid Mortgage Debt which is to be prepaid in connection with the Closing, and that the Repaid Mortgage Debt shall be repaid immediately after such transfer. Notwithstanding anything to the contrary contained in this Agreement, BPLP shall be responsible for and shall pay the Transferee Prepayment Premium Obligation, if any, at the Closing.

                       ARTICLE 2 - CONDITIONS TO CLOSING

      2.1 CONDITIONS TO TRANSFEREE'S OBLIGATIONS. The obligation of Transferee to consummate the transactions contemplated hereunder shall be subject to the satisfaction or waiver by Transferee of each of the conditions set forth below on or before the Closing Date. The Transferee may waive any condition specified in this Section 2.1 if it executes a writing so stating at or prior to the Closing or if it elects to close notwithstanding non-fulfillment.

          (a) Title. On the Closing Date, the Title Company shall irrevocably commit, subject only to the payment of all applicable title insurance premiums related thereto, to issue its title insurance policy for the Developed Properties and the Properties Under Development in form customary in New Jersey and containing the endorsements and affirmative insurance listed on Schedule J or as identified on the Preliminary Report, and subject only to the exceptions and other matters contained in the Preliminary Report or otherwise agreed to by BPLP. The applicable Landis Parties, on or before the Closing Date, shall have executed and delivered to the Title Company the certifications and affidavits which are attached hereto as Exhibit 15. On or before the date of this Agreement, the Property Owners have provided to BPLP the "as-built" surveys of the Real Property identified on Schedule O attached hereto. It shall be a condition to BPLP's obligation to close under this Agreement that any update of each such survey on the Closing Date would show no change to each such survey which change relates to a matter which first arose after the date of this Agreement and which would have a material adverse effect on the use of the Real Property in question.

          (b) Consents.   It shall be a condition to BPLP's obligation to close
that, on or before the Closing Date, the Property Owners, the Assignors and the Existing Partners shall obtain and deliver to BPLP all authorizations, consents, approvals and waivers from all applicable partners and all material authorizations, consents, approvals and waivers from all other Persons (as approved by BPLP pursuant to the terms of this Section, collectively, the "CONSENTS", provided that Consents shall not include any such authorization, consent or approval required to be obtained by BPLP or Boston Properties), including, without limitation, Consents from each of the Existing Partners, the Assignors and all applicable Authorities, necessary (i) to enable the Property Owners to convey the Developed Properties to BPLP directly or through the sale or other conveyance of 100% of the Partnership Interests in each Property Owner, and to enable the Existing Partners to convey their interests in Property Owners to BPLP, all in accordance with the terms of this Agreement and all other agreements by which the Property Owners or the Property is bound or to which the Property Owners or the Property is subject, (ii) to enable the Property

Owners, the Assignors and the Existing Partners to perform all of their respective obligations under this Agreement and the Related Agreements, including without limitation, the right to enter into and perform their respective obligations under the Development and Acquisition Agreement and the Properties Under Development Contribution Agreement, and to affect the conveyance of the Assets (without material default by any party under any material agreement which is a part of such Assets and otherwise as provided in this Agreement) and (iii) to permit issuance of the Units and the payment of cash, if applicable, to the Existing Partners in accordance with all applicable Securities Laws and the organizational documents of each Property Owner, each Existing Partner and each Assignor (and to approve any necessary amendments to such organizational documents in order to enable the contemplated transactions to occur). The form and substance of the Consents shall be reasonably satisfactory to BPLP and duly authorized, executed and delivered copies thereof, from each Existing Partner, Assignor and other Person in form and substance reasonably satisfactory to BPLP shall have been delivered to BPLP on or before the Closing Date.

          (c) Mortgage Lender's Pay-Off Letters/Assumption Documents/500 Series NML Commitment. The Property Owners shall have obtained and delivered to BPLP on or before the date of this Agreement, a binding pay-off letter from each holder of any Repaid Mortgage Debt, permitting a full payoff of such Repaid Mortgage Debt held by it on or after the Closing Date for a sum certain, together with any other documents required to evidence the release or discharge of such indebtedness (as approved by BPLP pursuant to the terms of this Section below, collectively, the "MORTGAGE DEBT PREPAYMENT DOCUMENTS"). In addition, with respect to the 500 Series Properties, the Mortgage Debt encumbering such 500 Series Properties shall be refinanced on or before the Closing Date with respect to the acquisition by BPLP of such 500 Series Properties in accordance with and pursuant to the 500 Series NML Commitment. The loan documents evidencing such refinanced mortgage loan shall be substantially similar to the mortgage documents (the "NML Comparison Documents") evidencing the loan from NML to an affiliate of BPLP secured by certain real property located in Reston, Virginia, as such documents exist on the first Closing Date hereunder, with only such changes as are necessary to reflect the terms and conditions of the 500 Series NML Commitment which differ from the terms of such loan (such changes, in both form and substance, to be reasonably acceptable to BPLP) and such other changes as may be reasonably acceptable to both the Landis Parties and BPLP (including without limitation such changes as may be necessary in order to reflect New Jersey specific remedies customarily included in mortgage loan documents comparable to the NML Comparison Documents). The loan documents evidencing the refinanced mortgage loan from NML pursuant to the 500 Series NML Commitment shall be subject to the prior written approval of BPLP, such approval not to be unreasonably withheld or delayed; and deemed granted if such loan documents are not disapproved by BPLP within five (5) Business Days after receipt by BPLP of the loan documents in the form to be executed by all parties thereto (and subsequently thereafter executed in such form). Notwithstanding the foregoing, BPLP shall not disapprove any such loan documents based solely upon provisions which are included in the NML Comparison Documents, to the extent that such matters are not required to be modified in accordance with this provision and are otherwise consistent with the 500 Series NML Commitment. In addition, the Property Owners shall have obtained and delivered to Transferee on or before the date of this Agreement, all applicable approvals, consents, acknowledgments, agreements and authorizations from the holders of the Continuing Mortgage Debt in order to permit such Continuing Mortgage Debt to be assumed by BPLP or taken subject to (all documents in connection therewith, the "MORTGAGE DEBT ASSUMPTION DOCUMENTS"). The Mortgage Debt Assumption Documents shall contain such amendments or modifications to the existing documents evidencing the Continuing Mortgage Debt as BPLP may reasonably request, with such modifications and as the Lenders may reasonably request and as are reasonably satisfactory to BPLP. It shall be a condition to BPLP's obligations under this Agreement that the Mortgage Debt Prepayment Documents and the Mortgage Debt Assumption Documents, as applicable, shall be in form and substance reasonably satisfactory to BPLP, provided, however, that the Mortgage Debt Assumption Documents with respect to the mortgage loan from NML with respect to the 500 Series Properties shall be acceptable to BPLP if such documents are in substantially similar form to those delivered to BPLP with respect to the Continuing Mortgage Debt on the first Closing Date hereunder.

          (d) Accuracy of Representations and Warranties. The representations and warranties of Alan B. Landis, the Assignors and the Existing Partners contained herein shall be true and correct as and to the extent made as of the date of this Agreement and as of the Closing Date (except with respect to any representations or warranties made as of a specific date, which representations and warranties shall continue to be true and correct as of such specified date and except further for any breaches of representations and warranties identified on the Confirmation Certificate), and a certificate to such effect shall have been executed and delivered by Alan B. Landis, the Assignors and the Existing Partners as of the Closing Date (such certificate, the "CONFIRMATION CERTIFICATE"); provided, however, that the Confirmation Certificate may identify breaches of or other changes in the representations and warranties ("IDENTIFIED BREACHES"), and shall include a description of each such breach in reasonable detail, together with such person's good faith estimate of the Losses attributable to or expected to be incurred in connection with such breaches and the basis for the amount of the Losses attributable to or expected to be incurred in connection with each such breach.

          (e) Opinion of Counsel. The Property Owners shall have delivered to BPLP an opinion of Motola Klar & Dinowitz, LLP in form attached hereto as
Exhibit 13, dated as of the Closing Date.

          (f) Absence of Litigation. No Action shall be pending or overtly (whether orally or in writing) threatened against the Property Owners, the Assignors, the Existing Partners, BPLP, Boston Properties or the Property, which
(i) questions the validity or legality of the transaction contemplated under this Agreement or the Related Agreements or (ii) would have a Material Adverse Effect. At the Closing, the Property Owners and the Assignors shall certify as to the foregoing items (i) and (ii) to the extent they (A) regard the Property Owners, the Assignors, the Existing Partners or the Property or (B) regard BPLP or Boston Properties, which certification pursuant to item (B) shall be to the Landis Parties' Knowledge and shall relate solely to Actions which are pending or overtly (whether orally or in writing) threatened by the Existing Partners and/or the direct or indirect owners of the Existing Partners.

          (g) Estoppel Certificates. BPLP shall have received an estoppel certificate, in the form attached hereto as Exhibit 10 or as may be attached to the subject lease, or as otherwise agreed upon by BPLP and the Landis Parties, without changes or additional notations (other than as may be reasonably acceptable to BPLP, provided that such changes or additional notations do not affect a change in the substance of the applicable estoppel certificate), dated not earlier than thirty (30) days prior to the Closing Date (or sixty (60) days prior to the Closing Date, if the Closing Date is extended as provided for in this Agreement), from each Tenant who leases in excess of 15,000 square feet of space pursuant to the Leases (which estoppels shall relate to leases that in the aggregate constitute not less than 85% of the total leased rentable square footage of the Developed Properties). In the case of the tenant improvement work or allowances described on the Rent Roll, each such Tenant shall have provided an estoppel or certification at Closing certifying that such work has been completed to the satisfaction of such Tenant or certifying as to the status of any incomplete work, as well as a statement as to the status of funding for such work or such allowances, including any landlord liability for payment or reimbursement for such work.

          (h) Delivery of the Property Owner/Assignor Documents. At the Closing, the applicable Landis Parties shall have delivered to BPLP the following:

              (i) Original Documents and Files. A certificate of the general partner of each Property Owner and a certificate executed on behalf of the Assignors which certifies that originals or copies of Assigned Contracts or Leases and Licenses have been previously delivered to the BPLP or are located at the offices of the Property Owners and/or the Assignors;

              (ii) Rent Roll. An updated Rent Roll for the Property dated no earlier than ten (10) days prior to Closing, which updated Rent Roll will be used to identify all Leases of space at the Property for purposes of this Agreement as of the Closing Date and shall be identical in form and substance in all material respects to the Rent Roll attached hereto as Schedule P (e.g., changes which relate to matters specifically contained in the applicable lease, such as step-ups in rent, shall not be deemed to be material). The applicable Property Owners shall deliver a certificate dated as of Closing Date certifying that such updated Rent Roll is true and complete in all material respects (including, without limitation, as to the amount of security deposits and that all material uncured tenant defaults and delinquencies known to the Property Owner are listed thereon or on Schedule P);

              (iii) Payoff/Assumption of Mortgage Debt. The Mortgage Debt Prepayment Documents and or the Mortgage Debt Assumption Documents, as applicable, including, with respect to the 500 Series Properties, the refinancing of the existing Mortgage Debt pursuant to the 500 Series NML Commitment and this Agreement, and the subsequent execution of Mortgage Debt Assumption Documents in connection therewith;

              (iv) Management Agreement. Evidence of (x) termination or assignment, as applicable in accordance with the terms and conditions of this Agreement, of all management agreement(s) in effect for the Developed Properties and the Properties Under Development and (y) assignment of the management agreement in effect for Tower Two; in each case, prior to the Closing, including, without limitation, confirmation from all applicable parties of the continuing existence, in good standing and without default of such management agreement with respect to Tower Two;

              (v) Fee Property and/or Partnership Interests Conveyancing Documents. If and to the extent applicable (x) in connection with each Fee Property, a deed for such Fee Property, a bill of sale, an assignment and assumption of Leases, an assignment of Intangibles and an assignment and assumption of the Assigned Contracts and the Assumed Liabilities and/or (y) in connection with all other Developed Properties, such Assignment and Assumption of Partnership Interests in form attached hereto as Exhibit 7 and other conveyancing documents, in form and substance reasonably satisfactory to BPLP, as are necessary or appropriate to transfer the applicable Property to BPLP free and clear of all liens, claims and encumbrances, except for the Permitted Exceptions (collectively, the "CONVEYANCING DOCUMENTS"); the Property Owners, the Existing Partners and the Assignors shall have also delivered true and complete copies of all organizational documents relating to the Property Owners, the Existing Partners and the Assignors, certified as true and complete by a general partner or executive officer of each such Person;

              (vi) Assignor Conveyance Documents. Such documents of assignment and assumption, or other conveyance documents, as are necessary or appropriate to affect the transfer or other conveyance by the Assignors of the Assets in accordance with this Agreement;

              (vii) Entity Transfer Certificates. Entity transfer certifications confirming that the Property Owners, the Existing Partners and the Assignors are not "foreign persons" as defined in Section 1445(f)(3) of the Code; and

              (viii) Other. Such other documents, instruments, consents, authorizations or approvals as may be reasonably requested by BPLP, its counsel or the Title Company and that may be reasonably necessary to consummate the transaction that is the subject of this Agreement and the Related Agreements and to otherwise effect the agreements of the parties hereto, including, without limitation, as required under this Section, except that the Landis Parties shall have no obligation to deliver any document, instrument, certificate, consent, authorization or approval which is not otherwise contemplated under this Agreement or the Related Agreements which increase the liabilities of the Landis Parties hereunder or under the Related Agreements, other than de minimis amounts.

          (i) Proceedings. All corporate and other proceedings regarding the Landis Parties in connection with the transactions contemplated by this Agreement and any other agreement, instrument or document required to be executed and delivered by the Landis Parties hereunder, and all documents incident thereto, shall be in form and substance reasonably satisfactory to BPLP and its counsel, and BPLP shall have received all such originals or certified or other copies of such documents as BPLP or its counsel may reasonably request.


          (j) Delivery of the Unit Holder Documents. At Closing, each of the Unit Holders who is to receive Units shall have delivered to BPLP (i) a signature page to the Limited Partnership Agreement and an executed copy of the Registration Rights Agreement and Lock-Up Agreement in the form attached hereto as Exhibit 8 (the "REGISTRATION RIGHTS AGREEMENT"), each dated as of the Closing Date, duly executed and delivered and (ii) to the extent not previously delivered to BPLP or dated more than thirty (30) days prior to Closing, a Representation Letter.

          (k) Non-competition Agreement/Agreement Regarding Directorship. In the event Alan B. Landis accepts appointment as a member of the Boston Properties Board of Directors, Mr. Landis shall execute and deliver an Agreement Regarding Directorship in the form attached hereto as Exhibit 11 and all of the agreements attached thereto, including, without limitation, the Noncompetition Agreement in the form attached hereto as Exhibit 11A.

          (l) Development Agreement. On or before the Closing Date, each party (other than BPLP) shall have executed and delivered to Transferee the Development Agreement together with evidence reasonably satisfactory to Transferee that such Development Agreement has been duly executed and delivered and that all consents, approvals and authorizations from all Persons (including without limitation, all applicable third parties, Existing Partners and Authorities, except only authorizations such as building permits and certificates of occupancy, which have not yet been issued by the applicable Authorities due to the non-satisfaction of certain conditions precedent to such issuance (or the applicable Landis Parties' decision not to request such authorizations), provided, however, that the Landis Parties shall certify that they have not received written notice that would reasonably be expected to call into question the timely issuance of all such authorizations) have been obtained in order to allow the performance by the Landis Parties of their respective obligations under such agreement and Alan B. Landis, or an entity owned and controlled by Alan B. Landis shall have acquired all of BCP Associates, L.P.'s right, title, and interest in and to Princeton Land Partners, L.L.C.

          (m) Properties Under Development Contribution Agreement. On or before the Closing Date, each applicable Landis Party shall have executed and delivered to Transferee the Properties Under Development Contribution Agreement together with evidence reasonably satisfactory to Transferee that such Properties Under Development Contribution Agreement has been duly executed and delivered and that all consents, approval and authorizations from all Persons (including, without limitation, all applicable third parties, Existing Partners and Authorities, except only authorizations such as certificates of occupancy, which have not yet been issued by the applicable Authorities due to the non-satisfaction of certain conditions precedent to such issuance, provided, however, that the Landis Parties shall certify that they have not received written notice that would reasonably be expected to call into question the timely issuance of all such authorizations) have been obtained in order to allow the performance by the Landis Parties of their respective obligations under such agreement.

          (n) Contracts. The Property Owners shall have terminated, prior to Closing and at their own cost and expense, all Contracts which BPLP has notified the Property Owners on or before the date of this Agreement that it elects to have terminated.

          (o) Material Adverse Effect. BPLP shall have the right to terminate this Agreement in its entirety if, as of the Closing Date, there exist breaches of representations and warranties of the applicable Landis Parties (whether or not such breaches are Identified Breaches) which are reasonably expected, by Transferee, to result in Losses which have a Material Adverse Effect on the Partnership Interests, the Properties or the Assignors, in each case taken as a whole. Notwithstanding the foregoing, a failure of a precondition (including without limitation, a breach of a representation and warranty under this Agreement) which relates solely to one or more 500 Series Properties as of the first Closing Date hereunder, but only if and to the extent that such 500 Series Properties are not conveyed to BPLP on such first Closing Date hereunder, shall not be deemed to have a Material Adverse Effect for purposes of this Section 2.1(o) as of such first Closing Date, provided, however, that if such failure of precondition (or breach of a representation or warranty) continues to exist on the Closing Date for such 500 Series Properties, such failure or breach shall, if and to the extent applicable hereunder, constitute a Material Adverse Effect for purposes of this Section 2.1(o).

          (p) Notice of Purchase Right/Prohibited Fee Property Management Agreement. At or before the Closing, each Property Owner which owns a Prohibited Fee Property shall execute, acknowledge and deliver to BPLP a Notice of Purchase Right and each Property Owner which owns a Prohibited Fee Property shall execute and deliver to BPLP a Prohibited Fee Property Management Agreement.

          (q) Association/Condominium Estoppels. The applicable Property Owners shall have delivered to BPLP estoppel certificates from all parties under any condominium documents and/or other associations as shall be identified by Transferee in the exercise of its reasonable business judgment affecting the Property, dated no earlier than fifteen (15) days prior to the Closing Date, each in form and substance reasonably satisfactory to Transferee (each, an "ASSOCIATION ESTOPPEL").

          (r) Minimum Number of Developed Properties. On the Closing Date, it shall be the case that all of the Developed Properties (or in lieu of a Developed Property, all of the Partnership Interests in the applicable Property Owner) shall be conveyed to BPLP, except that the 500 Series Properties (or, in lieu thereof, all of the Partnership Interests in the applicable Property Owners) may fail to be conveyed to BPLP for any of the reasons contemplated by this Agreement and the condition set forth in this clause (r) shall be deemed to be satisfied nevertheless.

          (s) A fully completed Schedule A-1 shall have been delivered to Transferee, such Schedule A-1 shall have been certified by each Existing Partner as being true and correct in all respects with respect to such Existing Partner only, and Transferee shall have received copies of documentation that enable it to reasonably verify the information set forth in such Schedule A-1.

      2.2 CONDITIONS TO THE OBLIGATIONS OF THE LANDIS PARTIES. The obligation of the Landis Parties to consummate the transactions contemplated hereunder shall be subject to the satisfaction or waiver by the Landis Parties of each of the conditions set forth below on or before the Closing Date. The Landis Parties agree that Alan B. Landis may waive (on behalf of all Landis Parties) any condition specified in this Section 2.2 if he executes a writing so stating at or prior to the Closing or such condition will be waived if the Landis Parties elect to close notwithstanding non-fulfillment.

          (a) Accuracy of Representations and Warranties. All representations and warranties of BPLP and Boston Properties hereunder shall be true and correct as and to the extent made as of the Closing Date, as if made as of the Closing Date (except with respect to any representations or warranties made as of a specific date, which representations and warrants shall continue to be true and correct as of such specified date), and a certificate to such effect shall have been executed and delivered by BPLP and Boston Properties as of the Closing Date.

          (b) Execution of Limited Partnership Agreement. BPLP shall have executed and delivered to the Unit Holders an executed copy of an amendment to the Partnership Agreement admitting such persons as limited partners thereto with the applicable number of Common Units or Preferred Units together with a certificate of Boston Properties, as general partner of BPLP, certifying the issuance of the applicable number and type of Units to such persons and further certifying that the Certificate of Designations of Series One Preferred Units shall then be effective.

          (c) Registration Rights Agreement. BPLP shall have executed and delivered to the Unit Holders the Registration Rights Agreement.

          (d) Opinion of Counsel. Transferee shall have delivered to the Landis Parties an opinion of GPH, dated as of the Closing Date, in form attached hereto as Exhibit 13, together with a reliance letter of GPH permitting the Landis Parties to rely upon the most recently delivered opinion (which opinion shall not have been delivered earlier than January, 1998) regarding the qualification of Boston Properties as a real estate investment trust pursuant to Section 856 of the Code as if delivered to the Landis Parties on the date of that opinion. In addition, Transferee shall agree to cause GPH to deliver a reliance letter to the Landis Parties in connection with the first opinion delivered by GPH after the Closing Date regarding the qualification of Boston Properties as a real estate investment trust pursuant to Section 856 of the Code, together with a copy of such opinion.

          (e) Assumption of Contracts/Mortgage Debt. BPLP shall have executed and delivered to the Landis Parties executed copies of such Conveyancing Documents and other applicable documents as are necessary to affect the assignment of the Assets by the Assignors and the assumption by BPLP of the Assumed Assignor Liabilities. BPLP shall, to the extent applicable, have executed and delivered the Mortgage Debt Assumption Documents.

          (f) Delivery of Consideration. BPLP shall have paid the consideration for the contribution, conveyance, assignment or other transfer of the Partnership Interests (or the fee interest in and to the Developed Properties, as applicable) and the Assets in accordance with this Agreement.

          (g) Board Representation. On or before the Closing Date the Boston Properties Board of Directors shall have taken all corporate action necessary to elect Alan B. Landis to serve on the Boston Properties Board of Directors upon the completion of the Closing and his execution and delivery to Boston Properties of an Agreement Regarding Directorship in the form attached hereto as
Exhibit 11, and Boston Properties shall promptly thereafter deliver to him a fully executed copy of such agreement.

          (h) Tax Protection Agreement. On or before the Closing Date BPLP shall have executed and delivered to each Unit Holder who has previously executed and delivered the same to BPLP, a Tax Protection Agreement in accordance with the terms of this Agreement.

          (i) Development Agreement. On or before the Closing Date, the Transferee shall have executed and delivered the Development Agreement to the Landis Parties who are parties thereto.

          (j) Properties Under Development Contribution Agreement. On or before the Closing Date, the Transferee shall have executed and delivered the Properties Under Development Contribution Agreement to the Landis Parties who are parties thereto.

          (k) Proceedings. All corporate and other proceedings regarding the Transferee in connection with the transactions contemplated by this Agreement and any other agreement, instrument or document required to be executed and delivered by the Transferee hereunder and all documents incident thereto, shall be in form and substance reasonably satisfactory to the Landis Parties and its counsel, and the Landis Parties shall have received all such originals or certified or other copies of such documents as the Landis Parties or its counsel may reasonably request.

          (l) Absence of Litigation. No Action shall be pending or overtly (whether orally or in writing) threatened against BPLP or Boston Properties, which (i) questions the validity or legality of the transaction contemplated under this Agreement or the Related Agreements as it relates to BPLP or Boston Properties or (ii) would have a material adverse effect on BPLP or Boston Properties. At the Closing, the Transferee shall certify as to the foregoing and shall further certify that, except as may have been previously disclosed in writing to the Landis Parties (or otherwise disclosed by the Landis Parties to BPLP), to BPLP's Knowledge, there are no Actions which are pending or overtly (whether orally or in writing) threatened by the Existing Partners and/or the direct or indirect owners of the Existing Partners in connection with the transactions contemplated by this Agreement.

          (m) Other. Such other documents, instruments, consents, authorizations or approvals as may be reasonably requested by the Landis Parties, its counsel or the Title Company and that may be reasonably necessary to consummate the transaction that is the subject of this Agreement and the Related Agreements and to otherwise effect the agreements of the parties hereto, including, without limitation, as required under this Section, except that the Transferee shall have no obligation to deliver any document, instrument, certificate, consent, authorization or approval which is not otherwise contemplated under this Agreement or the Related Agreements which increase the liabilities of the Transferee hereunder or under the Related Agreements, other than de minimis amounts.

          (n) Minimum Number of Developed Properties. On the Closing Date, it shall be the case that all of the Developed Properties (or in lieu of a Developed Property, all of the Partnership Interests in the applicable Property Owner) shall be conveyed to BPLP, except that the 500 Series Properties (or, in lieu thereof, all of the Partnership Interests in the applicable Property Owners) may fail to be conveyed to BPLP for any of the reasons contemplated by this Agreement and the condition set forth in this clause (n) shall be deemed to be satisfied nevertheless.


                  ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

     3.1 REPRESENTATIONS AND WARRANTIES OF THE LANDIS PARTIES. Alan B. Landis, the Assignors and the Existing Partners hereby represent and warrant to Transferee as of the date of this Agreement and as of the Closing Date except with respect to any representations and warranties made as of a specific date, which shall be remade on the Closing Date as of such specific date (but, in all such events (i) with respect to each Assignor only, severally (and not jointly) with respect to matters relating to itself and to its assets and liabilities and
(ii) with respect to each Existing Partner only, severally (and not jointly) with respect to matters relating to itself, to its Partnership Interests and the Property Owners of which it is a partner and such Property Owners' Property), in each case as follows:

          (a) Existence and Power. The Property Owners, Princeton Land Partners, L.L.C., the Assignors and Existing Partners (other than the Existing Partners which are individuals) have been duly formed and each is a validly existing general partnership, limited partnership or limited liability company under the laws of the state of its organization. The Property Owners, Princeton Land Partners, L.L.C., the Assignors and Existing Partners have all power and authority under their respective organizational documents to enter into and deliver this Agreement and all other documents to be executed and delivered in connection with the transaction that is the subject of this Agreement, including, without limitation, all Related Agreements, to the extent they are to be executed by the Property Owners, Princeton Land Partners, L.L.C., the Assignors and/or Existing Partners, and to perform their respective obligations under this Agreement and the Related Agreements executed by the Property Owners, Princeton Land Partners, L.L.C., the Assignors and/or Existing Partners. The Property Owners, Princeton Land Partners, L.L.C., the Assignors and the Existing Partners have delivered to Transferee a true and complete copy of their respective organizational documents and qualification to do business in the State of New Jersey. The Existing Partners in the aggregate hold 100% of the partnership interests in the Property Owners; Schedule A-1 as attached hereto is true and correct in all respects except for the omission of percentages identifying each Existing Partners' partnership interest in each Property Owner; and Schedule A-1, as completed and delivered to Transferee pursuant to Section 2.1(s), shall accurately identify each Existing Partner's percentage partnership interest in each Property Owner. As of the Closing Date, Princeton Carnegie Associates, V is the sole manager-member holding a fifty percent (50%) membership interest of Princeton Land Partners,

L.L.C., and Alan B. Landis, (or an entity owned and controlled, directly or indirectly, by Alan B. Landis) is the only other member of Princeton Land Partners, L.L.C. Princeton Carnegie Associates V, is a New Jersey limited partnership, the sole general partner of which is ABL Capital Corp., a Delaware corporation the sole shareholder of which is Alan B. Landis.

          (b) Authorization; No Contravention. The execution and delivery of this Agreement and the Related Agreements executed by the Property Owners, Princeton Land Partners, L.L.C., the Assignors and/or Existing Partners and the performance of their respective obligations under all of the foregoing have been duly authorized by all requisite organizational action on the part of the Property Owners, Princeton Land Partners, L.L.C., the Assignors and Existing Partners. This Agreement constitutes and, upon execution thereof, the Related Agreements executed by the Property Owners, Princeton Land Partners, L.L.C., the Assignors and/or the Existing Partners will constitute the valid, legal and binding obligations of the Property Owners, Princeton Land Partners, L.L.C., the Assignors and/or Existing Partners, as applicable. None of this Agreement or the Related Agreements executed by the Property Owners, Princeton Land Partners, L.L.C., the Assignors and/or the Existing Partners will violate, in any material manner, any term of any material agreement, order or decree to which any Property Owner, Princeton Land Partners, L.L.C., any Assignor and/or any Existing Partner, as applicable, is a party or by which any Property Owner, Princeton Land Partners, L.L.C., any Assignor and/or any Existing Partner, as applicable, is bound. Except for the consents and other approvals which have been obtained on or before the date of this Agreement, including without limitation, the consents of the Existing Partners of the Property Owners, the holders of the Mortgage Debt, the third-parties for whom Assignor provides services (other than in connection with the Gatehall Contract) and the other consents set forth on the attached Schedule S, no consent of any lender, partner, shareholder, beneficiary, tenant, creditor, investor, Authority or other person is required in order for the Landis Parties to enter into this Agreement or the Related Agreements or for the consummation of the transactions contemplated by this Agreement and all Assets will, to the extent applicable, remain in full force and effect and be in good standing (and not in default) following the consummation of the transactions contemplated herein; other than such consents where the failure to obtain would not have a Material Adverse Effect or a material adverse effect on any Landis Parties' ability to consummate the transactions contemplated hereby.

          (c) Descriptive Information; Diligence. True, correct and complete copies of all documents identified on Schedule T attached hereto, including, without limitation, all leases of the Real Property identified on the Rent Roll (collectively, the "LEASES") and all contracts and other material agreements by which the applicable Property Owner and/or Assignor is bound (other than Immaterial Contracts) have been delivered by or on behalf of the Property Owners and/or Assignors to Transferee, or made available to Transferee for review in connection with the transaction contemplated by this Agreement and the Related Agreements. To the Landis Parties' Knowledge, there are no other material agreements relating to the subject matter thereof in any Property Owner's possession or under its control.

          (d) Mortgage Debt. Schedule H attached hereto contains a list of all material documents relating to the Mortgage Debt, including without limitation, all material documents evidencing, securing or otherwise executed in connection with the Mortgage Debt. Except as set forth on Schedule H, there are no material or binding agreements with any Person to provide or obtain any mortgage or other debt relating to the Properties. The Landis Parties have delivered to Transferee true, complete and accurate copies of all of the documents identified on Schedule H. Except only as and to the extent set forth on the attached Schedule H and in the Northwestern Mutual Commitment, no Landis Party has any obligation of any kind or nature, to NML or any affiliate thereof, whether current, accrued or contingent and whether in connection with any prior commitment or other agreement to provide financing or otherwise. Notwithstanding anything to the contrary contained in this Agreement, to the extent Transferee receives a binding estoppel certificate from a holder of any Mortgage Debt which estoppel certificate specifically confirms information set forth on Schedule H with respect to such Mortgage Debt, the applicable Landis Parties shall be released from all liability hereunder with respect to such confirmed information (including without limitation, any indemnification obligation under Article 7 hereof with respect to such confirmed information), but shall not be released with respect to any other or any unconfirmed information set forth on Schedule H.

          (e) Compliance with Law. To the Landis Parties' Knowledge, the Property Owners have not received (x) any written notice alleging that the Property violates any Law, including without limitation, Laws relating to zoning, subdivision and land-use matters and the Americans with Disabilities Act, or (y) any written notice from any insurer or board of fire underwriters that the Real Property violates, in any material respect, any requirement under any insurance policy issued by such a person; except, in either such event, for violations which have previously been cured. To the Landis Parties' Knowledge, the Property Owners and/or Princeton Land Partners, L.L.C. have not received any written notice of any special assessment proceedings affecting the Property, in any material respect, and, to the Landis Parties' Knowledge, there is no such special assessment, other than immaterial assessments. To the Landis Parties' Knowledge, all licenses, permits, approvals, variances, easements and rights of way (collectively, the "LICENSES") required for the ownership, use or operation of the Property as presently used and operated have been validly issued and are in full force and effect. To the Landis Parties' Knowledge, the Property Owners have not received any written notice of proceedings relating to the revocation or modification of any License. As of the Closing Date, except as set forth on Schedule U, the Landis Parties and/or Princeton Land Partners, L.L.C., as applicable, shall have paid all applicable so-called TID (Transportation Improvement District Ordinance) and COAH (Counsel on Affordable Housing) fees, charges and costs and all other fees, charges or costs of any similar nature in connection with the development and/or construction of the Properties, including all off-site road and other improvement costs. Except as set forth on Schedule U attached hereto, to the Landis Parties' Knowledge, there are no agreements to which any Property Owner or Princeton Land Partners, L.L.C. is a party or is otherwise subject, relating to land-use restrictions or other conditions limiting or otherwise affecting, in any material respect, the development, construction or operation of the Real Properties.

          (f) Leases. The Leases are in full force and effect. All brokerage commissions or compensation in respect of any of the Leases have been, or prior to Closing will be, paid by the Property Owners except as set forth on Schedule
V. True, complete and correct copies of all Leases in effect on the date of this Agreement (including all amendments, side letters, option exercise letters and any other documents, certificates or instruments which may create future material obligations under any of the Leases) have been delivered or made available to Transferee. True, complete and correct copies of all Leases in effect on the Closing Date shall be delivered (to the extent not previously delivered) to Transferee on such date. True, correct and complete copies of all agreements relating to brokerage commissions or other compensation in respect of any of the Leases affecting the Developed Properties and the Properties Under Development have been delivered or made available to Transferee prior to the date of this Agreement. To Landis' Knowledge, no person or entity has any option or right of first refusal or first opportunity to acquire any interest in the Developed Property or the Properties Under Development or any portion thereof. The Leases identified on the Rent Roll are the only leases or other rights or grants of occupancy by Property Owners of all or any part of the Developed Properties and the Properties Under Development.

          (g) Rent Roll. Attached hereto as Schedule P is the Rent Roll (the "RENT ROLL"), which is a true, complete and correct statement of the information contained therein as of the date of this Agreement. Except for the defaults set forth on Schedule P (collectively, the "LEASE DEFAULTS"), there are no monetary, or to the Landis Parties' Knowledge, other material defaults under any of the Leases which have not been cured. The Rent Roll attached as Schedule P shall be updated as of the date that is ten (10) days prior to Closing, and as of such date, such updated Rent Roll shall be true, complete and correct in all material respects and shall be identical in form and substance in all material respects to the Rent Roll attached as Schedule P (e.g., changes which relate to matters specifically contained in the applicable lease, such as step-ups in rent, shall not be deemed to be material). Except as set forth on the Rent Roll or otherwise set forth on the attached Schedule P there are no "free" or "reduced" rent periods (other than, with respect to "reduced" rent periods, increases in the base rent payable under the applicable lease based solely on the passage of time, and regardless of whether such increases are in a fixed amount or are based upon a calculation (e.g., consumer price index based increases)), concessions or rebates (whether oral or written) of any kind whatsoever under any of the Leases which would have an effect on or after the Closing Date. Except as set forth in the Rent Roll or otherwise set forth on the attached Schedule P (but excluding tenant improvement or refurbishment allowances which are set forth in the Leases), no tenant under any lease is entitled to any rebate, concession, deduction or (if based on landlord's actions on or prior to the Closing Date) offset under its lease, except for the obligation, if any, to refund any excess estimated payments made by a tenant on account of operating expenses or real estate taxes. Except for security deposits placed with Property Owners, a true and correct list of which is identified on the Rent Roll or otherwise set forth on the attached Schedule P, none of the Tenants has paid to Property Owners any rent or other charge of any nature under its Lease or otherwise relating to any Property for a period of more than thirty (30) days in advance. Except as set forth on the Rent Roll and Schedule V (with respect to tenant improvements), the landlord under each Lease has performed or paid all obligations (including, without limitation performance of all work and payment of all work and other tenant allowances, other than tenant improvement or refurbishment allowances which may be applicable to any unexercised renewal term of any Lease) required to be performed or paid by it under each of the Leases and is not in default of any of its material obligations under any of the Leases. Notwithstanding the foregoing, the parties hereto acknowledge that certain construction work on the Developed Property has been commenced and has not yet been completed with respect to certain of the Leases as set forth on Schedule W attached hereto. True, correct and complete copies of all agreements relating to tenant construction affecting the Developed Properties (other than tenant construction work which has been completed and paid for in full) have been delivered or made available to Transferee prior to the date of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, to the extent Transferee receives an Estoppel Certificate from a Tenant under a Lease which Estoppel Certificate specifically confirms information contained in the Rent Roll with respect to such Lease, the applicable Landis Parties shall be released from all liability hereunder with respect to such confirmed information (including without limitation, any indemnification obligation under Article 7 hereof with respect to such confirmed information), but shall not be released with respect to any other or any unconfirmed information contained in the Rent Roll.

          (h) Contracts. Attached hereto as Schedule Q is a schedule (the "SCHEDULE OF AGREEMENTS") setting forth a list of all of the Contracts (on a Property by Property basis (including all Developed Properties, all Properties Under Development and all Development

Properties) with respect to Contracts which relate to the Properties and by Assignor with respect to Contracts which relate to the Assignors) other than Immaterial Contracts including in all events, the names of the contracting party, the dates of the Contracts and a listing of all amendments to such Contracts, and identifying each such Contract as a Terminable Contract or a Non-terminable Contract (and, with respect to each Non-terminable Contract, whether or not such Non-terminable Contract is with an Affiliate of any Landis Party). True, complete and correct copies of all Contracts have been provided to Transferee. To the Landis Parties' Knowledge, the Contracts are in full force and effect, and the Terminable Contracts are terminable on not more than thirty
(30) days' prior written notice and without payment or penalty of any kind. To the Landis Parties' Knowledge, all Warranties with respect to the Developed Property are listed on Schedule X.

          (i) Utilities. To the Landis Parties' Knowledge, the Property Owners have received no written notice from a tenant, a utility or an Authority that any of the facilities or utilities located at the Property are inadequate to service the Property or do not meet the requirements of applicable Law.

          (j) Hazardous Substances. To the Landis Parties' Knowledge, the Property Owners have not generated, stored, released, discharged or disposed of, used or handled Hazardous Substances or Hazardous Wastes (as those terms are defined below) at, upon or from the Property in material violation of any Law or in connection with which remedial action would be required under any Law. As used in this Agreement, the terms "HAZARDOUS SUBSTANCES" and "HAZARDOUS WASTES" shall have the meanings set forth in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and the regulations thereunder, the Resource Conservation and Recovery Act, as amended, and the regulations thereunder, and the Federal Clean Water Act, as amended, and the regulations thereunder, and such terms shall also include asbestos, petroleum products (except in a naturally occurring state), radon, radioactive materials, lead paint, Urea Formaldehyde Foam Insulation and any other regulated substances under any Law relating to the protection of the environment. To the Landis Parties' Knowledge, except as contained in the environmental reports listed on Schedule Y attached hereto, no Hazardous Substances or Hazardous Wastes are located on any Property in material violation of any Law. To the Landis Parties' Knowledge, except as contained in the environmental reports listed on Schedule Y attached hereto, no underground storage tanks are located at any Property.

          (k) Financial Statements; Absence of Undisclosed Liabilities. Between the date of the operating statements listed on the attached Schedule Z, true, complete and correct copies of which have been delivered to Transferee prior to the date of this Agreement (which are the most recently prepared operating statements prior to the date of this Agreement) and the date of this Agreement, no events or circumstances have occurred or arisen which, individually or taken together, would have a Material Adverse Effect, or would result in any material increase in the indebtedness or other liabilities of the Property Owners, or the Assignors or the Developed Properties. To the Landis Parties' Knowledge, there are no Liabilities, including material contingent liabilities, of the Assignors or the Property Owners which are not shown or provided for in the operating statements listed on the attached Schedule Z, other than (i) liabilities incurred in the ordinary course of business and in accordance with established operating policies and procedures and past practice of the applicable Landis Parties, (ii) liabilities specifically disclosed in this Agreement or the Schedules hereto, including without limitation liabilities under Assigned Contracts and Leases, (iii) liabilities identified on the attached Schedule BB which are covered by insurance, (iv) liabilities arising under Immaterial Contracts and (v) liabilities which are the specific subject of any other representation or warranty in this Section 3.1, which other representations and warranties shall be the sole and exclusive representations with respect to such subject matter (e.g., liabilities relating to non-material violations of Law relating to Hazardous Substances, the existence of which would not be a breach of the applicable representation and warranty under Section 3.1(j) above).

          (l) Taxes. All tax returns required to be filed on or before the date hereof by, on behalf of or with respect to the liabilities of the Property Owners or Princeton Land Partners, L.L.C. (or the properties or assets thereof), and Assignors have been filed through the date hereof or will be filed on or before the date when due in accordance with all applicable Laws, and there is no Action pending against or with respect to any Property Owner, Princeton Land Partners, L.L.C., any Assignor or the Property in respect of any tax (or against any Existing Partner with respect to any of the tax liabilities of or assessed against the Properties or the Property Owners), nor is any claim for additional tax asserted by any Authority against any Property Owner, Princeton Land Partners, L.L.C., any Assignor or the Property (or against any Existing Partner with respect to any of the tax liabilities of or assessed against the Properties or the Property Owners). All taxes of or assessed against the Properties, the Property Owners or Princeton Land Partners, L.L.C., have been timely paid when due in accordance with applicable laws. All real estate taxes and assessments relating to the Property that are due and payable have been paid and copies of most recent tax bills have been delivered to Transferee.

          (m) Insurance. The Property Owners, Princeton Land Partners, L.L.C. and the Assignors currently have in place the public liability, casualty, workers compensation, builders' risk and other insurance coverage with respect to the Property and the Assignors as set forth in Schedule AA, and, to the Landis Parties' Knowledge, each of such insurance policies is in full force and effect and all premiums due and payable thereunder have been fully paid when due.

          (n) Capital Structure. All of the partnership interests of each Property Owner have been duly and validly issued. Except as set forth on Schedule A-1 (as completed pursuant to Section 2.1(s)), there are no equity interests of any Property Owner outstanding or issuable upon conversion or exchange of any security of any Property Owner or any other Person. Except as specifically set forth on Schedule A-2, no holder of any equity interest of any Property Owner nor any other Person is entitled (i) to any preemptive or other right to subscribe for any equity interests of any Property Owner or (ii) to any right of first refusal or similar right with respect to or as a result of any of the transactions contemplated hereby. The organizational charts attached hereto as Schedule A-2 are true, complete and correct in all respects and set forth all of the Existing Partners and all of the partners, members, shareholders and other beneficial owners of such Existing Partners, and as of the Closing Date, the organizational charts attached hereto as Schedule A-2 shall be revised to identify the percentage interest of each such Existing Partner in the Property Owners.

          (o) Condemnation. To Landis Parties' Knowledge, none of the Property Owners has received any written notice of any pending or contemplated condemnation proceedings affecting all or any part of any Property.

          (p) Permitted Exceptions. No Property Owner is in monetary default and, to the Landis Parties' Knowledge, each Property Owner has performed all material obligations under and is not in material non-monetary default in complying with the terms and provisions of any of the covenants, conditions, restrictions, rights-of-way or easements constituting one or more of the Permitted Exceptions for each Property.

          (q) Actions. Attached hereto as Schedule BB is a schedule (the "SCHEDULE OF ACTIONS") setting forth all Actions pending or, to Landis Parties' Knowledge, overtly (whether orally or in writing) threatened against any Property Owner, Princeton Land Partners, L.L.C., any Existing Partner or any Assignor, or the Property or Assets, which (y) question the validity of, or the ability of the Landis Parties to consummate, the transactions contemplated hereunder, or (z) affect the Property, the Property Owners, the Existing Partners or any interests therein, in a materially adverse way, or have a Material Adverse Effect.

          (r) Assignors. The Assignors are the only entities through which the Landis Parties, or any Affiliate of any of them, operates any of the Properties or any of its businesses (other than businesses which do not involve the ownership, management, development, construction, leasing and/or marketing of real property) or otherwise has any interest in any of the Properties or any of its businesses (other than the Property Owners and the Existing Partners). Except as set forth on Schedule CC attached hereto, none of the Assignors has any subsidiaries or investments in, or loans to, any other Person involving amounts in excess of $50,000 in the aggregate for all such investments and loans. There are no material contracts, agreements, rights and other assets of any kind or nature owned or held by any Assignor or any Subsidiary of Assignor except as set forth on Schedule B attached hereto. No Assignor is in monetary or, to the Landis Parties' Knowledge, material non-monetary default under any material documents, contract, agreement or other instrument by which any Assignor is bound including without limitation, the Assets and the Licenses. Specifically, no Assignor is entitled to receive any payment, fee, commission, compensation or other consideration of any kind or nature which has not been (or will not be) assigned to BPLP at the first Closing Date hereunder, except only as and to the extent specifically identified on Schedule B-2.

          (s)  Title to Partnership Interests.   Each Existing Partner owns
beneficially and on the records of the applicable Property Owner, and is transferring free and clear of any liability claim, lien, pledge, voting agreement, option, charge, security interest, mortgage, deed of trust, encumbrance, right of assignment, purchase right or other restriction of any kind, nature or description (other than as may be created in writing by Boston Properties or BPLP), its Partnership Interests. Such Existing Partner's Partnership Interests were validly issued. There is no agreement, instrument or understanding with respect to such Existing Partner's Partnership Interests, except the partnership agreement of the applicable Property Owner, to which BPLP, as successor, will be bound.

          (t) Hart-Scott-Rodino Antitrust Improvements Act. The "ultimate parent" of Diversified Management Services L.P., Alpha Realty Services, Metric Construction and Development L.P. and Princeton Realty Advisors L.P. is not a "$10 million person" within the meaning of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR ACT") and its implementing rules and, accordingly, compliance with the HSR Act's pre-merger notification and waiting period provisions is not required.

          (u) Tax Treatment. To the extent that Units are delivered hereunder in consideration for the transfer of partnership interests in the Property Owners or any other assets (i) the Existing Partners and the Assignors, as applicable, will treat the transfer as a contribution subject to Section 721 of the Code and (ii) the Existing Partners and the Assignors, as applicable, will treat the Units for all tax and other financial reporting purposes as equity interests in BPLP, except in each case as otherwise required by applicable Law (not including any tax Law except to the extent required by any adjustment proposed by the Internal Revenue Service in a 90-day letter) or contractual obligations (such as loan agreements) of BPLP.

          (v) AT&T Obligations. The Existing Partners of the Property Owner which owns the Tower One Property shall pay all AT&T Obligations (including all interest and/or penalties related thereto) and shall indemnify and hold harmless the Property Owner and the BPLP Indemnified Parties from and against the AT&T Obligations and any Losses resulting from the nonpayment of the AT&T Obligations, and shall in all events pay or otherwise satisfy such AT&T Obligations prior to the date (taking into account any notice or cure period) that such nonpayment would entitle AT&T to terminate its lease at the Tower One Property.

     3.2 REPRESENTATIONS AND WARRANTIES OF TRANSFEREE. Each of Boston Properties and BPLP, jointly and severally, hereby represents and warrants to the Landis Parties as of the date of this Agreement and as of the Closing Date as follows:

          (a) Existence and Power. Boston Properties and BPLP have been duly formed, are validly existing as a Delaware corporation and a Delaware limited partnership, respectively, are duly qualified to do business in all jurisdictions where such qualification is necessary to carry on their business as now conducted and, at the Closing, will be duly qualified in the jurisdiction in which the Property is located. Each of Boston Properties and BPLP has all power and authority under their respective organizational documents to carry on its business as presently conducted and to execute, deliver and perform its obligations under this Agreement and the Related Agreements executed by such party.

          (b)  Authorization; No Contravention.   The execution and delivery of
this Agreement have been duly authorized by all requisite organizational action on the part of Transferee. This Agreement has been and each Related Agreement to which Transferee is a party will on the Closing Date have been, duly executed and delivered by Transferee. None of the foregoing will require any action by or in respect of, or filing with, any Authority or contravene or constitute a default under any provision of applicable Law, any organizational document of Transferee or any agreement, judgment, injunction, order, decree or other instrument binding upon Transferee. This Agreement constitutes and, upon the execution thereof the Registration Rights Agreement and the other Related Agreements executed by Boston Properties or BPLP, as applicable, will constitute, the valid, legal and binding obligations of Boston Properties or BPLP, as applicable, enforceable in accordance with their respective terms, subject to bankruptcy and similar laws affecting the remedies or resources of creditors generally and principles of equity. Except for the consents and other approvals which have been obtained on or before the date of this Agreement, no consent of any lender, partner, shareholder, beneficiary, tenant, creditor, investor, Authority or other person is required in order for Boston Properties and BPLP to enter into this Agreement or for the consummation of the transactions contemplated by this Agreement, other than such consents where the failure to obtain would not have a material adverse effect on Boston Properties or BPLP or on their ability to consummate the transactions contemplated hereby.

          (c) Partnership Agreement. BPLP has provided the Landis Parties with correct and complete copies of the limited partnership agreement of BPLP (the "PARTNERSHIP AGREEMENT") as in effect on the date of this Agreement. Between the date of this Agreement and the Closing Date there have been no amendments or modifications to, supplements to, or waivers with respect to, the Partnership Agreement other than (x) as contemplated by this Agreement, including without limitation, by the Certificate of Designation establishing the terms of the Series One Preferred Units and as set forth on the attached Exhibit 2 and (y) amendments, modifications, supplements and waivers in the ordinary course of business and which do not have a material adverse effect on the Landis Parties' interest in BPLP (including, without limitation, amendments for the purpose of issuing Common Units and/or admitting limited partners to
BPLP). As of the Closing Date, the Certificate of Designation establishing the terms of the Series One Preferred Units has been duly adopted and will be effective as an amendment to the Partnership Agreement. As of the date of this Agreement there are no outstanding Preferred Units and as of the Closing Date there are no options, warrants, rights or other agreements to issue Series One Preferred Units to any person other than pursuant to this Agreement and the Related Agreements. BPLP qualifies as a partnership for Federal income tax purposes.

          (d) Units and Common Shares. The Units to be issued hereunder have been duly authorized for issuance and, upon such issuance, will be validly issued, fully paid and non-assessable and will not be subject to any preemptive rights or rights of first refusal upon their issuance. The Common Shares to be issued upon exchange of the Units, and the Common Units to be issued upon exchange of the Preferred Units have been duly authorized for issuance and, upon such issuance will be validly issued, fully paid and non-assessable and will not be subject to any preemptive rights or rights of first refusal upon their issuance. At the Closing each Landis Party receiving Units will receive such Units free and clear of any claims, liens, voting agreements, options, charges, or encumbrances or restrictions of any kind, nature or description (other than as may be created pursuant to this Agreement (including under the Registration Rights Agreement), the Partnership Agreement and other organizational documents of BPLP, or by any Landis Party, and other than restrictions on transfer that may be applicable under Securities Laws). Boston Properties has reserved for issuance out of its authorized common stock, a number of Common Shares sufficient to provide for the exchange of Units into Common Shares. If applicable, BPLP is authorized to issue Common Units sufficient for the exchange of Preferred Units into Common Units.

          (e) Pending Actions. There is no existing or, to the best of Transferee's knowledge, threatened Action involving Boston Properties or BPLP, any of their respective assets or the operation of any of the foregoing, which, if determined adversely to either Boston Properties or BPLP or their respective assets, would have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations or business of either Boston Properties or BPLP or their respective assets or which would interfere with the ability of either Boston Properties or BPLP to execute or deliver, or perform their respective obligations under this Agreement or any of the Related Agreements executed by it.

          (f) Taxes. Boston Properties and BPLP have filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon, and no tax deficiency has been determined adversely to Boston Properties or BPLP which has had (nor does Boston Properties of BPLP have any knowledge of any tax deficiency which, if determined adversely to Boston Properties or BPLP might have) a material adverse effect on the consolidated financial position, stockholders' equity, results of operations or business of Boston Properties or BPLP. There is no material tax controversy pending with respect to Boston Properties or BPLP for which Boston Properties or BPLP, as applicable, has not made reasonable provision.

          (g) No Assignment. Neither Boston Properties nor BPLP nor any of their subsidiaries has (i) made a general assignment for the benefit of the creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by BPLP's or Boston Properties' creditors,
(iii) suffered the appointment of a receiver to take possession of all or substantially all of BPLP's or Boston Properties' assets, (iv) suffered the attachment, or other judicial seizure of all, or substantially all, of BPLP's or Boston Properties' assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or compromise to its creditors generally.

          (h) Private Placement. Assuming the accuracy of, and in reliance upon, the representations and warranties of the Landis Parties set forth in
Section 3.1 hereof and in the Representation Letters delivered by each applicable Landis Party, (x) neither BPLP nor Boston Properties nor any agent or other person acting on its behalf, directly or indirectly, has done or caused to be done (or has omitted to do or to cause to be done) any act which act (or which omission) would result in bringing the issuance or sale of the Common Shares or Units within the provisions of Section 5 of the Securities Act and (y) the granting and the sale of the Units hereunder and the issuance and delivery of the Common Shares upon the exchange of the Units by any person that has delivered a Representation Letter, are exempt from registration under the Securities Act and under applicable state securities and "blue sky" laws.

          (i) Investment Company Act. Neither Boston Properties nor BPLP is an "investment company" or an entity "controlled" by an "investment company" as such terms are defined under the Investment Company Act.

          (j) Boston Properties' Qualification. Boston Properties is organized and operates, and intends to continue to operate, in a manner so as to qualify as a "real estate investment trust" under Sections 856 through 860 of the Code. To BPLP's Knowledge, Boston Properties has not received any written notice from the Internal Revenue Service which specifically calls into question Boston Properties' qualification as a "real estate investment trust" under Sections 856 through 860 of the Code and Boston Properties has taken no action that would reasonably be expected to cause Boston Properties to cease to so qualify.

          (k) Filings. Boston Properties has made all filings required by the Securities Act and the Exchange Act (excepting only those filings the failure to make of which will not render Boston Properties ineligible to file a registration statement on Form S-11). All such filings made by Boston Properties fairly present the financial condition of Boston Properties as of the date of any balance sheet or similar financial statement contained therein and the results of Boston Properties's operations for the period covered by any income statement or similar financial statement contained therein, and none of such filings contains, as of the date of such filing, any untrue statement of a material fact or omits any information necessary to make the statements contained therein not materially misleading, and since the date of the last such filing, there has not occurred any material adverse change in the financial condition, business, operations, assets or liabilities of Boston Properties or BPLP.

          (l) Tax Treatment. To the extent that Units are delivered hereunder in consideration for the transfer of partnership interests in the Property Owners or any other assets (i) BPLP will treat the transfer as a contribution subject to Section 721 of the Code and (ii) BPLP will treat the Units for all tax and other financial reporting purposes as equity interests in BPLP, except in each case as otherwise required by applicable Law (not including any tax Law except to the extent required by any adjustment proposed by the Internal Revenue Service in a 90-day letter, provided, however, that BPLP shall have no obligation to spend more than de minimis amounts of time or money in connection therewith) or contractual obligations (such as loan agreements) of BPLP.

                         ARTICLE 4 - CERTAIN COVENANTS

     4.1 MAINTENANCE AND OPERATION. Through the Closing, the Property Owners agree to maintain and operate the Developed Property in the ordinary course of business and in accordance with its established operating policies and procedures and in the manner maintained and operated prior to the date of this Agreement, subject to any limitations or restrictions as set forth herein. Each Property Owner agrees that from the date of this Agreement to the Closing Date, it will: (i) use its reasonable efforts to preserve its relations with tenants and others having business dealings with it; (ii) not mortgage or encumber any part of the Property or take or suffer any other action affecting title to the Property without the prior written consent of Transferee such consent not to be unreasonably withheld or delayed (it being agreed that if Transferee fails to deny such consent or approval with respect to any non-material, non-monetary encumbrance within five (5) business days after written request therefore, Transferee shall be deemed to have granted such consent or approval hereunder);
(iii) not become a party to any new licenses, equipment leases, contracts or agreements of any kind relating to the Property, except such contracts or agreements as will be terminated at or prior to Closing without cost or expense to Transferee or contracts which Transferee agrees to assume at Closing, such agreement not to be unreasonably withheld or delayed (it being agreed that if Transferee fails to deny such consent or approval with respect to any such contract or agreement within five (5) business days after written request therefore, Transferee shall be deemed to have granted such consent or approval hereunder); and (iv) not intentionally take any action that would reasonably be likely to result in a material adverse change to the "as-built" surveys of the Developed Property identified on the attached Schedule O.

     4.2 INSURANCE. Through the Closing Date, the Property Owners shall maintain at their sole cost and expense (subject to Article 5 below) all insurance set forth on Schedule AA or similar replacement coverage.

     4.3 PERSONAL PROPERTY. BPLP acknowledges that the Property Owners shall have the right, from and after the date of this Agreement through the Closing with respect to the Property, to remove or replace items of its Personal Property from time to time in the normal course of operation of the Property and any items of Personal Property that are damaged or destroyed by fire or other casualty. BPLP agrees that the Property Owners may remove items of Personal Property from the Property (i) if such items are immaterial or are no longer necessary or appropriate for the use and operation of the applicable Property,
(ii) if such items are obsolete and replaced by Personal Property of equal or greater utility or value or (iii) which are identified as excluded Personal Property on Schedule I-1. Any such Personal Property removed shall cease to constitute "Personal Property" for all purposes under this Agreement.

     4.4 LEASING/ESTOPPELS. Each Property Owner agrees that from and after the date of this Agreement to the Closing Date, it will (i) not cancel, terminate, modify or amend any of the Leases, or accept the early surrender thereof, enter into any new leases, or consent to the assignment, subletting or mortgaging of any lease or space except to the extent required to do so pursuant to the terms of any applicable Lease, without having obtained in each case the prior written consent of Transferee, such consent not to be unreasonably withheld or delayed and to be based upon then prevailing market terms and conditions; (ii) execute and deliver in the ordinary course of business all new Leases and modifications or amendments of Leases approved by Transferee in accordance with clause (i), it being agreed that if Closing occurs hereunder, Transferee shall pay for and perform all tenant work and tenant allowances required under Leases and modifications or amendments of Leases approved by Transferee in writing (and specifically including any Leases which are deemed approved as set forth below) in accordance with clause

(i) and other Leases which are set forth on the attached Schedule V (but only to the extent that the tenant work, tenant allowances and leasing commissions with respect to the Leases identified on Schedule V are specifically noted on such
Schedule V as being Transferee's obligation), and pay any leasing commissions in connection with all new Leases and modifications and amendments to Leases approved (or deemed approved hereunder) by Transferee in accordance with clause
(i) (all other tenant work, tenant allowances and leasing commissions to be paid for and/or performed by the applicable Property Owners prior to Closing); (iii) diligently endeavor to comply with and perform all material provisions and obligations to be complied with and/or performed by Property Owners under the Leases prior to the Closing Date in accordance with past practice; (iv) promptly upon receipt, provide Transferee with copies of all written notices delivered or received under the Leases and correspondence received from tenants, neighboring property owners, any insurance company which carries insurance on its Property, from any Authorities or from any other person or entity with respect to its Property or any portion thereof. Notwithstanding anything to the contrary contained herein, Transferee shall grant or deny all consents or approvals requested by the Property Owners under this Section 4.4 within five (5) business days after request therefore (it being agreed that if Transferee fails to deny such consent or approval within such five (5) business day period, Transferee shall be deemed to have granted such consent or approval hereunder). The Property Owners shall send to each tenant a letter (in form reasonably acceptable to BPLP and the Landis Parties) and an estoppel certificate in the form attached hereto as Exhibit 10 or, if applicable, in the form attached to the subject Lease. Prior to sending out such estoppel certificates, Property Owners shall consult with Transferee regarding the form of such certificates. The Property Owners shall, promptly upon receipt, deliver to BPLP copies of all correspondence or other matters received by the Property Owners in connection with such estoppel certificates. Property Owners shall use good faith efforts (without the obligation to expend any amounts in connection therewith, other than de minimis amounts) to obtain all such certificates.

     4.5 OPERATING AGREEMENTS. Except as set forth in Section 44, the Property Owners shall not enter into any Contract affecting the Property, or any amendment of any Contract, that will be binding on the Property or BPLP without having obtained in each case the prior written consent of Transferee, such consent not to be unreasonably withheld or delayed and to be based upon then prevailing market terms and conditions. Notwithstanding the foregoing, the Property Owners may enter into a Contract which by its own terms shall terminate prior to the Closing Date or is terminable by the Property Owners prior to the Closing Date (which shall be terminated by such Property Owner unless such Contract has been designated as an Assigned Contract by BPLP) and which shall not create any liability for or be binding on the Property or BPLP on or after the Closing Date. The Property Owners shall not waive, compromise or settle any rights of the Property Owners under any Assigned Contract, without in each case obtaining BPLP's prior written consent thereto, such consent not to be unreasonably withheld or delayed and to be based upon then prevailing market terms and conditions. Notwithstanding anything to the contrary contained herein, BPLP shall grant or deny all consents requested by the Property Owners under this Section 4.5 within five (5) business days after request therefore (it being agreed that if BPLP fails to deny such consent or approval within such five (5) business day period, BPLP shall be deemed to have granted such consent or approval hereunder).

     4.6 DAMAGE OR DESTRUCTION; CONDEMNATION. The Property Owners shall deliver to BPLP written notice of any casualty involving in excess of $50,000 to repair or any taking involving the Property promptly upon learning of such casualty or taking. If, prior to the Closing, any Property (each such Property, a "DAMAGED PROPERTY") is damaged or destroyed by casualty such that the cost to repair and/or restore such damage and/or destruction (which cost, for purposes of this Section, shall be deemed to include reasonably anticipated post-Closing rental loss not covered by rental loss insurance through completion of such repair and/or restoration) would exceed Five Million Dollars ($5,000,000) with respect to any individual Property, or Twenty-Five Million Dollars ($25,000,000) in the aggregate with respect to all Properties, and the Damaged Property cannot be repaired and/or restored to substantially the same condition as immediately prior to such casualty, without termination, amendment or modification of any Leases or other material agreements relating to such Damaged Property, within twelve (12) months after the Closing Date (any such event, a "MAJOR CASUALTY"), then BPLP shall have the right to terminate its obligation to complete the transaction contemplated under this Agreement in its entirety by delivery of written notice thereof to the Property Owners within ten (10) Business Days after BPLP's first learning of the occurrence of such casualty and the Property Owner's good faith estimate of the cost of such repair and/or restoration, timing for completion of such repair and/or restoration and confirmation that no Leases or other material agreements will be terminated, amended or modified as a result of such casualty. If all or any part of the Property is damaged and/or destroyed by fire or other casualty prior to the Closing but (i) the event is not a Major Casualty or (ii) the event is a Major Casualty but BPLP does not terminate its obligation to complete the transaction contemplated under this Agreement in its entirety pursuant to this Section 4.6 as a result thereof, then the Closing Date shall occur as scheduled with respect to such Property notwithstanding such damage or destruction, and the Property Owner's interest in all proceeds of insurance payable by reason of such casualty, including, without limitation, for rental loss to the extent allocable to the period after the Closing Date, shall be assigned to BPLP as of the Closing Date or credited to BPLP if previously received by the Property Owner, and the Property Owner shall also be responsible for the amount of any deductible under such insurance (and such amount shall be credited to BPLP at the Closing). If, prior to Closing, an Authority commences any eminent domain or condemnation proceeding to take any portion of the Property or the Property Owner enters into an agreement in lieu thereof, and the portion of the Property lost thereby would have a material adverse effect on the operations of the Property (a "MAJOR CONDEMNATION", and the effected Developed Property, a "CONDEMNED PROPERTY"), then, except as set forth below, BPLP shall have the option to terminate its obligation to complete the transaction contemplated under this Agreement in its entirety by delivery of written notice thereof to the Property Owners within ten (10) Business Days after BPLP first learns of such commencement or entry. If, prior to the Closing Date, an Authority commences any eminent domain or condemnation proceeding to take any portion of the Property or the Property Owner enters into an agreement in lieu thereof but (i) such event does not constitute a Major Condemnation or
(ii) the event is a Major Condemnation, but BPLP does not terminate its obligation to complete the transaction contemplated under this Agreement in its entirety pursuant to this Section 4.6 as a result thereof, then the Closing Date shall occur as scheduled notwithstanding such proceeding or entry, and the Property Owner's interest in all awards or payments arising out of such proceedings or agreement shall be assigned to BPLP as of the Closing Date or credited to BPLP if previously received by the Property Owner. The Property Owner's obligations under this Section shall survive the Closing.

     4.7  TESTS AND INSPECTIONS.

          (a) The Property Owner hereby authorizes BPLP, its authorized representatives, agents and employees to enter upon the Property on reasonable prior notice and in coordination with the applicable Property Owners so that the timing thereof does not materially interfere with operations at the Property, from time to time to perform such tests and inspections as BPLP deems necessary or appropriate in its reasonable discretion, including, without limitation, such soil boring and compacting tests, test well and water table, soil porosity and liquid absorption tests, other environmental inspections and tests and engineering tests. Any entry by BPLP onto the

Property in connection with its due diligence shall not unreasonably interfere with the rights of tenants under Leases. BPLP hereby agrees to repair any damage to the Property resulting from the conduct of any test or inspection performed by BPLP and to indemnify and hold the Landis Indemnified Partners harmless from and against any and all Losses arising on account of any test or inspection performed by BPLP, including, without limitation, for mechanic's liens to the extent attributable to any test or inspection performed by BPLP. This provision shall survive a termination of the obligations to complete the transaction contemplated under this Agreement or Closing.

          (b) BPLP, its authorized representatives, its agents and its employees shall have the right to conduct, from and after the date hereof until the Closing Date (including for such purpose any later closing date with respect to each Developed Property which is not acquired on the Closing Date), any and all due diligence relative to the Property as may be deemed necessary or appropriate by BPLP in its sole discretion, provided, however, that BPLP shall not unreasonably interfere with the operations of the Developed Properties, including the rights of tenants under Leases. Without limiting the foregoing, the Property Owner shall make available to BPLP for review and copying at BPLP's election, in a manner which does not unreasonably interfere with the operations of the Developed Properties, all of its materials, files, books, records, information and documents relating to the Property, including, without limitation, all Leases, management agreements, maintenance files, tenant correspondence, certificates of occupancy, plans and other construction records for the Improvements, service and other contracts, financial reports, Rent Roll, existing surveys, permits and other similar or dissimilar materials, to the extent not previously delivered to BPLP. BPLP shall have the right to talk with third-parties selected by BPLP in the performance of its due diligence on the Property.

     4.8 MORTGAGE DEBT. Prior to the Closing, the Property Owners will keep all debt service payments and other payments owed in connection with the Mortgage Debt current on the Property and will endeavor not to permit or suffer to exist any monetary or material non-monetary default under any document evidencing the Mortgage Debt. All costs, fees and charges required to be paid to a holder of Mortgage Debt or on behalf of such holder in connection with the repayment or assumption (or other continued existence) and amendment of the Mortgage Debt shall be paid by the Property Owners at or prior to the Closing (except only as and to the extent set forth in Section 1.9 with respect to certain prepayment premiums and charges, and as applicable, the NML Closing Costs). Prior to the Closing Date with respect to the 500 Series Properties, the Property Owners of such 500 Series Properties shall diligently and in good faith undertake to completion the refinancing of the Mortgage Debt encumbering such 500 Series Properties in accordance with the 500 Series NML Commitment and the terms and conditions of this Agreement.

     4.9 AVAILABILITY OF RECORDS. Each Existing Partner and Assignor agrees to cooperate with Transferee to permit Transferee to obtain any information needed from any Assignors or the Existing Partners to enable Transferee to file any necessary tax returns. Upon written request of Transferee, for a period of two
(2) years after the Closing, the Existing Partners and Assignors shall (i) make their respective records relating to the Properties, the Property Owners, the Partnership Interests, the Assignors and the Assets available to Transferee for inspection, copying and audit by Transferee's designated accountants at Transferee's sole cost and expense, and (ii) cooperate with Transferee to the extent reasonably necessary to obtain any applicable Licenses not in existence on the Closing Date and necessary for the operation of the Property. Without limiting the foregoing and in addition thereto, for the period of time commencing on the date of this Agreement and continuing through the second (2nd) anniversary of the Closing Date, the Existing

Partners and Assignors shall, from time to time, upon reasonable advance notice from Transferee, provide Transferee and its representatives, agents and employees with access to all financial and other information in its possession relating to the Developed Properties, the Property Owners, the Assignors, the Partnership Interests and the Assets pertaining to the period of the Property Owner's ownership in and operation of, as the case may be, the Developed Property, which information is relevant and reasonably necessary, in the opinion of Transferee's outside, third party accountants (the "ACCOUNTANTS"), to enable Transferee and its Accountants to prepare financial statements in compliance with any or all requirements of (a) Rule 3-14 of Regulation S-X of the Commission; (b) any other rule issued by the Commission and applicable to Transferee; and (c) any registration statement, report or disclosure statement filed with the Commission by, or on behalf of, Transferee. The Existing Partners and Assignors acknowledge and agree that the following is a representative description of the information and documentation that Transferee and the Accountants may require in order to comply with (a), (b) and (c) above. The Existing Partners and Assignors shall provide such information, and documentation in existence as of the date of this Agreement. The Existing Partners' and Assignors' obligations under this Section 4.9 shall survive the Closing.

          (a) Applicable Rent Roll for the calendar month in which the Closing occurs and the eleven (11) calendar months immediately preceding the calendar month in which the Closing occurs;

          (b) The Property Owners' and Assignors' internally-prepared operating statements;

          (c)  Access to applicable Leases;

          (d) The Property Owners' and Assignors' budgeted annual and monthly income and expenses, and actual annual and monthly income and expenses;

          (e) Access to the Property Owners' and Assignors' cash receipt journal(s) and bank statements for the Property;

          (f)  The Property Owners' general ledger with respect to the Property;

          (g) The Property Owners' schedule of expense reimbursements required under Leases in effect on the Closing Date, if one exists;

          (h) Schedule, if one exists, of those items of repairs and maintenance performed by, or at the direction of the Property Owners, during the Property Owners' final fiscal year in which the Property Owners owned and operated the Property (the "FINAL FISCAL YEAR").

          (i) Schedule, if one exists, of those capital improvements and fixed asset additions made by, or at the direction of, the Property Owners during the Final Fiscal Year;

          (j) Access to the Property Owners' invoices with respect to expenditures made during the Final Fiscal Year;

          (k) Access (during normal and customary business hours) to responsible personnel to answer accounting questions; and

           (l) a representation letter, signed by the individual(s) responsible for the Property Owners' and Assignors' financial reporting, as prescribed by generally accepted auditing standards promulgated by the Auditing Standards Division of the American Institute of Certified Public Accountants, which representation letter may be reasonably required to assist the Accountants in rendering an opinion on such financial statements.

     4.10 TITLE AND SURVEY DEFECTS. The Property Owners shall not knowingly and voluntarily encumber or create any exception to title to the Developed Property that is not removed on or before Closing.

     4.11  EMPLOYEE MATTERS.

           (a) Employment. On or before June 1, 1998, the Landis Parties will present to Transferee a list of employees of the Assignors (the "EXISTING EMPLOYEES"). Transferee and the Landis Parties will thereafter meet to review and consider such list in good faith and in the context of the stated goal of Transferee and the Landis Parties to achieve economies of scale in connection with the contemplated transactions, including through overhead efficiencies and cost savings and the consolidation and elimination of duplicative operations. The parties hereto acknowledge that any offer of employment by Transferee shall be made on an individual basis following Transferee's evaluation, in its sole discretion, of Transferee's staffing requirements, which consideration may include interviewing Existing Employees, consideration of such Existing Employees salaries and other compensation and benefits and current or prior reviews. Any offer of employment by Transferee shall be on terms satisfactory to Transferee in its sole discretion. Notwithstanding the foregoing, and without having conducted any such evaluation, it is the Transferee's present intent (as of the date of this Agreement) that Transferee, or its affiliates, will offer employment opportunities to many or substantially all of the Existing Employees. Attached hereto as Exhibit 14 is a summary statement of the Boston Properties policies, as of the date of this Agreement, regarding benefits anticipated to be offered to Existing Employees who are offered employment by Boston Properties, provided, however, that Boston Properties reserves the right to make variations to such policies, either in general or with respect to any particular matter, and in so doing, may take into account such matters as Boston Properties may deem applicable, including without limitation, job descriptions, responsibilities, cost of living and prevailing market terms and conditions.
All Existing Employees not employed by Transferee, or its affiliates, as of the Closing Date pursuant to this Section (collectively, "NON-CONTINUING EMPLOYEES") shall not be employed by, or deemed employed by, Transferee or its affiliates.

           (b) Severance. Transferee shall not have any responsibility for payment of any severance or other benefits to Non-Continuing Employees, it being acknowledged and agreed that the Landis Parties shall be solely responsible for paying any such benefits, pursuant to the existing policies and legal obligations, if any, of the Assignors or otherwise. Transferee and the Landis Parties further agree that the Landis Parties shall also be responsible for any liabilities, damages or other payments paid or payable to, or claimed by, any Non-Continuing Employees, including without limitation, all employees of the Assignors who are terminated in connection with the transactions contemplated by this Agreement, including without limitation, the cost of investigating and defending any such claims.

           (c) Vacation, Sick Leave, Etc. The Landis Parties shall be responsible for all vacation, sick leave, and all other pension and welfare benefits (i) accruing to and including the day immediately preceding the Closing Date with respect to the Existing Employees and (ii) with respect to the Non-Continuing Employees. In no event shall Transferee assume or continue any benefit plans maintained by the Landis Parties for the Existing Employees (including without limitation, the Non-Continuing Employees).

     4.12 COOPERATION WITH TRANSFEREE. The Property Owners and Transferee shall cooperate with each other and do all acts as may be reasonably required or requested by the other with regard to the fulfillment of any condition to the Property Owners' or Transferee's, as the case may be, obligations hereunder, provided, however, in no event shall the obligations of Property Owners and Transferee which arise exclusively as a result of this Section 4.12 increase the liability on the part of each such person under this Agreement other than de minimis amounts.

     4.13 COVENANTS OF ALL EXISTING PARTNERS. Each Existing Partner agrees that from the date of this Agreement to the Closing Date, it will not voluntarily encumber, assign, transfer or convey any of the Partnership Interests which are the subject of this Agreement (except only to another Landis Party and only after written notice of such transfer or other action has been given to Transferee). Each Existing Partner shall cooperate and do all acts (including executing and delivering a copy of the completed Schedule A-1 as contemplated by
Section 2.1(s)) as may be reasonably required or requested by Transferee or the Properties Owners to fulfill any condition to Transferee's obligations hereunder.

     4.14 TAX APPEALS. Property Owners agree that they will not, without the prior written consent of BPLP such consent not to be unreasonably withheld or delayed (it being agreed that if BPLP fails to deny such consent within ten (10) business days after request therefore, BPLP shall be deemed to have granted such consent hereunder), settle prior to the Closing Date, any proceeding or application for a reduction in the real estate tax assessment of the Property for the current tax year unless required by a tenant pursuant to such tenant's Lease.

     4.15 TAX TREATMENT NOTIFICATION. If, to BPLP's Knowledge, BPLP receives written notice of any challenge or examination by the Internal Revenue Service with respect to the treatment of the Units as equity interests in BPLP for federal income tax purposes, BPLP shall promptly thereafter notify Alan B. Landis of the existence of any such challenge or examination.

     4.16 IDENTIFIED BREACHES. If, to the Landis Parties' Knowledge, it is probable that there will be an Identified Breach on the Confirmation Certificate to be delivered at Closing, then Alan B. Landis shall notify the Transferee in writing of such fact a reasonable period of time prior to the scheduled Closing Date or, if earlier, as soon as practicable after such determination by the Landis Parties. If there is or will be an Identified Breach, the Landis Parties' will cooperate in providing such information as Transferee reasonably requests with respect thereto.


                        ARTICLE 5 - CLOSING ADJUSTMENTS

     All apportionments with respect to each Property shall be made in accordance with customary practice in the county in which the Property is located, except as expressly provided herein.

     5.1 TAXES, ASSESSMENTS AND UTILITIES. All real estate taxes, charges and assessments affecting the Property and to the extent not paid by tenants, all charges for water, sewer, electricity, gas, telephone and all other utilities with respect to the Property, shall be apportioned on a per diem basis as provided below. General real estate taxes payable for the fiscal year in which the Closing occurs shall be prorated by the Property Owners and BPLP as of the Closing

Date. The Property Owners shall pay on or before Closing the full amount of any bonds or assessments against the Property, including, without limitation, interest payable therewith, except only those bonds or assessments set forth on the attached Schedule M, but including, without limitation, any bonds or assessments which are not set forth on such Schedule M that may be payable after the Closing Date as a result of or in relation to the construction or operation of any improvements on the Land or any public improvements that took place or for which any assessment was levied prior to the Closing Date. If any prorations under this Section cannot be calculated finally on the Closing Date, then they shall be estimated at the Closing and calculated finally as soon after the Closing Date as feasible. The parties' obligations under this Section 5.1 shall survive the Closing.

     5.2   RENT.

     (a) To the extent that any tenant is entitled to any rebate, concession, deduction or offset under its Lease, such entitlement shall be included as a closing adjustment, except that free rent under any Leases shall not be adjusted (but rather shall be incurred by the applicable Property Owner with respect to the period prior to Closing and shall be incurred by BPLP with respect to the period from and after Closing). Further, except as otherwise set forth in this Agreement or on Schedule V attached hereto and as to Leases entered into after the date of this Agreement with the prior written consent (or deemed consent) of Transferee in accordance with Section 4.4 above, to the extent that any tenant is entitled to future tenant improvements work under existing Leases (and without regard to subsequent amendments, extensions or other agreements) to be paid for by the landlord or tenant is entitled to future tenant improvements work to be paid for by the landlord, or tenant improvement allowances to be funded in the future by the landlord under such tenant's Lease, the amount of landlord's liability and the amount of such allowance for such work shall be included as a closing adjustment by reducing the portion of the Assigned Value allocable to the Partnership Interests of the Property Owner which owns the Developed Property which is subject to such Lease. Monthly rent payable by tenants shall be adjusted as of 11:59 p.m. on the day immediately preceding the Closing Date, and any such rent for the month in which the Closing occurs) shall be paid to Transferee by adjustment to the Contribution Price. Estimated adjustments will be made on the Closing Date on a reasonable basis for estimated operating expenses paid by tenants as additional rent. Notwithstanding anything to the contrary contained in Section 5.1 above or in this Section 5.2, it is the intent of the Landis Parties and the Transferee that prorations of all operating expenses with respect to the full year 1998 shall be made as follows:

     (i) All Additional Rent (as hereinafter defined) collected by the Landis Parties with respect to the period from January 1, 1998 through June 30, 1998 shall be credited to BPLP. In addition, to the extent that the base rent collected from any tenant includes a base year component (the "Base Year Amount"), the Base Year Amount collected by the Landis Parties with respect to the period from January 1, 1998 through June 30, 1998 shall be credited to BPLP.

     (ii) Any base rent and Additional Rent remitted to the Landis Parties from and after the Closing Date shall be remitted to BPLP.

     (iii) The Landis Parties shall be credited with all operating expenses paid by them with respect to the period from January 1, 1998 through June 30,1998.

     (iv) No separate adjustment shall be made with respect to the real estate taxes or utilities. BPLP shall pay all unpaid bills and invoices (whether received prior to or subsequent to the Closing

Date, but only if the same are included as operating expenses for purposes of calculating escalations under tenant leases) and shall pay all real estate taxes for the Properties.

     Notwithstanding anything contained herein to the contrary, neither party shall profit or be penalized by any material change in the occupancy of the Properties and that neither the Landis Parties nor BPLP will benefit from the pro-ration of operating expenses during calendar year 1998.

     (b) Any of the following charges and/or rents provided for by any Lease (but without duplication): (A) the payment of additional rent based upon a percentage of the tenant's business during a specified annual or other period (sometimes referred to as "percentage rent"), (B) common area maintenance or "CAM" charges, (C) "escalation rent" or additional rent based upon real estate taxes, insurance, operating expenses, labor costs, cost of living, or other index including the consumer price index or otherwise, or (D) any other items of additional rent, however determined, e.g., charges for electricity, water, utilities, cleaning, overtime services, sundries and/or miscellaneous charges and building expenses, shall be adjusted and prorated on an if, as and when collected basis (such percentage rent, CAM charges, escalation rent and other additional rent being collectively called "ADDITIONAL RENT").


     (c) Rent and such tenant charges (excluding Additional Rent) which are due but uncollected as of the Closing Date shall not be adjusted, but, with respect to tenants whose rent is no more than 120 days in arrears, provided the Property Owners (or, if after the Closing, the applicable Existing Partners) provide in a timely manner all back-up materials, reconciliations and other information requested by tenants with respect thereto, Transferee shall remit promptly to or on behalf of the applicable Existing Partners any such amounts actually paid by such tenants to Transferee (provided that such amounts shall be in excess of the then current rent and other charges due (including Additional Rent), including for such purpose, all past due amounts which relate to the period from and after the Closing Date) within twelve (12) months after the Closing Date. Transferee's obligations with respect to such delinquent rent and other charges shall be limited to billing the applicable tenant therefor, monthly for the six (6) month period commencing on the Closing Date (and remitting to the applicable Existing Partners amounts actually received on account of such delinquent rent as provided above). Notwithstanding anything to the contrary in the foregoing, the applicable Existing Partners retain all rights against former tenants whose Leases have expired or have been terminated and possession discontinued prior to the date of this Agreement (or, the Closing Date with respect to Leases terminated after the date of this Agreement with the prior written approval of Transferee) and, with respect to tenants who do not pay all past due rent within six (6) months after the Closing Date, the applicable Existing Partners shall have the right, upon prior written notice to BPLP, to pursue tenants to collect such delinquencies (including, without limitation, the prosecution of one or more lawsuits), provided, however, that BPLP shall have no obligation to join in such lawsuits or other pursuits, and provided further, however, that the Existing Partners shall not be entitled to evict (by summary proceedings or otherwise) any such tenants or otherwise effect BPLP's or such tenant's rights under the applicable Lease. Except as otherwise adjusted at Closing, but subject to the terms and conditions of this Section 5.2, Transferee shall be obligated to pay to the applicable Existing Partners any payments of rent made to Transferee by any tenants applicable to the period prior to the Closing Date. The parties agree that in the event that any tax appeals relating to any Property, whether now existing or hereafter filed, results in any rebate of real property or other taxes paid for such Property, such rebate (after deducting therefrom all costs and expenses of procuring the same, and amounts owing to the tenants of such Property for the period of such rebate) shall be prorated as of the Closing Date between the respective applicable Existing Partners and Transferee based on respective periods of ownership. All prepaid rentals, tenant security deposits, whether cash or non-cash (including security deposits for tenants who owe rent or other charges on the Closing Date), together with all interest required to be paid thereon which has accrued through the Closing Date, shall be delivered to Transferee on the Closing Date. Promptly following the Closing Date, the applicable Existing Partners shall request any tenants who have posted letters of credit as security deposits to have such security deposits amended or re-issued, if necessary, so that they run to the benefit of BPLP, if applicable, as landlord under the Leases. If any prorations under this Section cannot be calculated finally on the Closing Date, then they shall be estimated at the Closing and calculated finally as soon after the Closing Date as feasible. This
Section 5.2 shall survive the Closing.

      5.3 PAYMENTS ON PERMITTED EXCEPTIONS. Payments owing under any Permitted Exceptions shall be apportioned on a per diem basis as of 11:59 p.m. on the date immediately preceding the Closing.

      5.4 CERTAIN PAYABLES. All of the Mortgage Debt and the Payables which are credited against the Contribution Price under Section 1.1(d)(iv), constitute qualified liabilities within the meaning of Section 1.707-5(a)(6) of the Code. All such Payables shall thereafter be expenses of BPLP and shall be paid by BPLP. This Section 5.4 shall survive the Closing.

      5.5 PARTNERS' ELECTIONS. All costs and expenses associated with preparing, printing, distributing and collecting the Consents, including, without limitation, all federal and state securities filings associated therewith (excluding, however state and federal "blue sky" filings), shall be the responsibility of the Existing Partners.

      5.6 ASSESSMENTS/CONDOMINIUM CHARGES. Association assessments (including condominium charges of any kind or nature) which are attributable to the period on or before the Closing Date or which are due and payable as of the Closing Date shall be paid by the Property Owners or allowance therefor made at Closing by a decrease in the portion of the Contribution Price payable to the applicable Existing Partners.

      5.7 REIMBURSEMENT FOR DEPOSITS. At the Closing, (a) all cash balances maintained by the Property Owners in unrestricted bank accounts may be withdrawn and retained by the Existing Partners, (b) all receivables of the Property Owners set forth on Schedule DD shall be treated as a credit to the Existing Partners for the purposes of adjustments made pursuant to this Article 5 and (c) BPLP shall replace all letters of credit, bond deposits, sinking funds, escrows, similar funds and other amounts relating to the Properties as set forth on Schedule DD. All of the foregoing payments shall be made in cash at the Closing and none of the foregoing shall have any effect on the calculation of the Contribution Price under this Agreement.

      5.8 POST-CLOSING AUDIT. On or before March 31, 1999, BPLP shall cause a post-Closing audit to be conducted by Coopers & Lybrand, LLP (or such other accounting firms as may be selected by BPLP and reasonably satisfactory to the Landis Parties) to determine the accuracy of all prorations made under this Article (the "POST-CLOSING AUDIT"). The Landis Parties shall have the right to review and reasonably approve the results of such Post-Closing Audit. In the event the Landis Parties do not so approve the results of such Post-Closing Audit, BPLP and the Landis Parties shall jointly retain another accounting firm (which accounting firm shall be reasonably satisfactory to BPLP and the Landis Partners) to review such Post-Closing Audit. Any decision of such other accounting firm with respect to such Post-Closing Audit shall be binding upon BPLP and the Landis Parties. Any party owing another party a sum of money based on post-

Closing prorations required under this Article or the Post-Closing Audit, as reasonably approved by BPLP and the Property Owners, shall promptly pay such sum to theother party, together with interest thereon at the Reference Rate (as hereinafter defined) from the Closing Date to the date of payment if payment is not made within ten (10) days after delivery of a bill therefor. This Section
5.8 shall survive Closing.

                ARTICLE 6 - DEFAULTS, TERMINATIONS AND REMEDIES

     6.1 DEFAULTS AND TERMINATION RIGHTS. In the event (i) any conditions precedent, as set forth in Article 2 above, to the obligations of a party have not been satisfied (or waived in writing by the other party) on or before the Closing Date (as the same may be extended pursuant to this Agreement or by agreement of the parties), and any such conditions precedent remains unsatisfied for more than fifteen (15) days following receipt of notice thereof from the other party or (ii) of a failure by a party to perform any of its obligations hereunder in any material respect, which failure continues for more than fifteen
(15) days following receipt of notice thereof from the other party, then the other party shall have the right to terminate its obligation to complete the transaction contemplated under this Agreement by delivery of notice thereof to the other party. In the event of a failure of a condition to a party's obligations under this Agreement, such party shall, as its sole and exclusive remedy (except as set forth in this Article below), subject to Transferee's right to return of the Deposit (as defined below), either elect to terminate its obligation to complete the transaction contemplated under this Agreement or to waive satisfaction of such condition, each by delivery of notice thereof to the other party. Subject to the terms of this Article below, upon any such termination or any termination otherwise permitted under this Agreement, all rights and obligations of the parties under this Agreement, other than those that by their terms survive termination, shall terminate without recourse, and this Agreement shall be of no further force or effect.

     Notwithstanding anything to the contrary contained in this Agreement, unless caused by fraud or willful breach by a Property Owner and/or any Existing Partner, the Landis Parties shall not be deemed to be in breach of its obligations under this Agreement with respect to any Prohibited Fee Properties if and for so long as the applicable Landis Parties (i) diligently and continuously comply with their respective obligations with respect to such Properties as set forth in Sections 1.1 and 1.3, including, without limitation, the obligation to use good faith efforts to cure any such breach or noncompliance (and to diligently and continuously pursue any applicable litigation, arbitration or other actions in connection with any Prohibited Fee Property) and upon such cure to cause the applicable Property (or the applicable Partnership Interests) to be conveyed to BPLP and (ii) enter into a Notice of Purchase Right and a Prohibited Fee Property Management Agreement with respect to each such Property.

     6.2 REMEDIES OF TRANSFEREE. In addition to its right to terminate this Agreement, as provided elsewhere in this Agreement, upon the occurrence on or before Closing of a willful breach by a Property Owner, any Existing Partner and/or any Assignor in the performance of any of their respective obligations under this Agreement, which willful breach continues for more than fifteen (15) days following receipt of notice thereof (but subject to the terms and conditions and additional cure periods set forth in Section 1.1(d)(iii), if applicable), Transferee shall also have the right, as its sole and exclusive remedy other than termination, to seek and obtain specific performance of the terms of this Agreement, including without limitation the right to seek and obtain specific performance of the conveyance to BPLP (in accordance with the terms and procedures contained in this Agreement) of the Partnership Interests and/or Fee Properties (including Prohibited Fee Properties).

     6.3 LIQUIDATED DAMAGES. THE PARTIES HERETO ACKNOWLEDGE THAT THIS AGREEMENT HAS BEEN EXECUTED AT THE FIRST CLOSING HEREUNDER. THE PROPERTY OWNERS HEREBY AGREE THAT THEY SHALL NOT BE ENTITLED TO ACTUAL DAMAGES UPON A TERMINATION OF THIS AGREEMENT AND THAT IF THE PROPERTY OWNERS TERMINATE THIS AGREEMENT WHEN PERMITTED HEREUNDER PURSUANT TO SECTION 6.1, THE APPLICABLE PROPERTY OWNERS SHALL ONLY BE ENTITLED TO THE AMOUNT OF $1,500,000 (THE "LIQUIDATED AMOUNT") UPON DEMAND THEREFOR FOLLOWING SUCH TERMINATION. THE PROPERTY OWNERS AGREE THAT IT IS IMPOSSIBLE TO CALCULATE WHAT THEIR ACTUAL DAMAGES WOULD BE IN THE EVENT OF SUCH A TERMINATION, AND THE PROPERTY OWNERS AGREE THAT THE LIQUIDATED AMOUNT IS A REASONABLE ESTIMATION THEREOF. THEREFORE, THE APPLICABLE PROPERTY OWNERS ACKNOWLEDGE THAT THEIR RIGHT TO THE LIQUIDATED AMOUNT SHALL CONSTITUTE LIQUIDATED DAMAGES AND THEIR SOLE RIGHT AND REMEDY UPON A TERMINATION BY THEM OF THIS AGREEMENT PURSUANT TO SECTION 6.1. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS SECTION, NOTHING CONTAINED IN THIS SECTION SHALL BE DEEMED TO LIMIT TRANSFEREE'S LIABILITY UNDER ITS INDEMNITY CONTAINED IN SECTION 7.4.

     6.4 POST-CLOSING REMEDIES. The parties hereto acknowledge and agree that the limitations on remedies contained in this Article only apply in the event that the transactions contemplated under this Agreement do not occur and do not, subject to the terms of Article 7, apply post-Closing. As to Developed Properties and Assets which have been acquired by BPLP, the sole remedies from and after the Closing Date for such Developed Properties and Assets shall be as set forth in Article 7.

                          ARTICLE 7- INDEMNIFICATION

     7.1  SURVIVAL.

          (a) All representations and warranties of Alan B. Landis, the Existing Partners and the Assignors contained in this Agreement or in the Representation Letter shall survive the Closing regardless of any investigation made as follows: (x) the representations and warranties set forth in Section 3.1(a), the first sentence of Section 3.1(b), Section 3.1(n), Section 3.1(s) and
Section 9.1 of this Agreement and in the Representation Letter, shall survive the Closing indefinitely (the "SPECIFIED REPRESENTATIONS") and (y) (i) the representations and warranties set forth in Section 3.1(k) shall survive only until (but excluding) the date which is the second anniversary of the Closing,
(ii) the representations and warranties set forth in Section 3.1(u) shall survive only until (but including) the expiration of the statute of limitations with respect to the contribution of Partnership Interests at the first Closing Date as contemplated by this Agreement, and (iii) the representations and warranties set forth in Section 3.1(v) shall survive until (and including) the date that the AT&T Obligations are paid or otherwise satisfied in full, and (z) all other representations and warranties shall survive only until (but excluding) the date which is the first anniversary of the Closing (such representations and warranties in clauses (y) and (z), the "LIMITED SURVIVAL REPRESENTATIONS") provided that, if a Notice of Claim asserting a claim for breach of any such Limited Survival Representations or a claim for indemnification under this Article 7 with respect to any such Limited Survival Representations shall have been given prior to the expiration of such Limited Survival Representations, such Limited Survival Representations shall survive, to the extent of the claim only, until such claim is resolved.

          (b) All representations and warranties of BPLP and of Boston Properties contained in this Agreement shall survive the Closing regardless of any investigation made as follows: (x) the representations and warranties set forth in Section 3.2(a), the first sentence of Section 3.2(b), Section 3.2(d), the first sentence of Section 3.2(j) and Section 9.1 of this Agreement shall survive the Closing indefinitely (the "SPECIFIED TRANSFEREE REPRESENTATIONS"),
(y) the representations and warranties set forth in Section 3.2(l) shall survive only until (but including) the expiration of the statute of limitations with respect to the contribution of Partnership Interests at the first Closing Date as contemplated by this Agreement and (z) all other representations and warranties shall survive only until (but excluding) the date which is the first anniversary of the Closing (such representations and warranties in clauses (y) and (z), the "LIMITED SURVIVAL TRANSFEREE REPRESENTATIONS") provided that, if a Notice of Claim asserting a claim for breach of any such Limited Survival Transferee Representations or a claim for indemnification under this Article 7 with respect to any such Limited Survival Transferee Representations shall have been given prior to the expiration of such Limited Survival Transferee Representations, such Limited Survival Transferee Representations shall survive, to the extent of the claim only, until such claim is resolved.

          (c) With respect to any claim by a party hereto for indemnification for a Loss resulting from the breach of the representations or warranties contained in this Agreement (or, with respect to the applicable Landis Parties, the Representation Letters), notice of such claim ("NOTICE OF CLAIM") must be given to the relevant other party within the survival period for the relevant representation or warranty. Notwithstanding the foregoing, claims brought by (i) any Transferee Indemnified Party in connection with any Limited Survival Representation which is untrue as a result of fraud by the party making it or
(ii) any Landis Indemnified Party in connection with any Limited Survival Transferee Representation which is untrue as a result of fraud by the party making it, may be brought at any time, without regard to the limitations on survival set forth in this Section 7.1 above.

     7.2 INDEMNIFICATION BY THE LANDIS PARTIES. Subject to the limitations on the indemnification obligations set forth in this Article 7, if the Closing occurs, from and after the Closing Date, (i) Alan B. Landis agrees to indemnify, defend and hold harmless the BPLP Indemnified Parties from and against all Losses which are incurred or suffered by any one or more of them based upon, arising out of, in connection with or by reason of (A) the breach by Alan B. Landis of the representations and warranties in his Representation Letter or the breach by any Landis Party of the Limited Survival Representations and/or the Specified Representations under this Agreement (except that, with respect to the Limited Survival Representations only, Alan B. Landis' liability under this
Article 7 shall be limited to the Units pledged or other collateral provided to Transferee pursuant to Section 7.8 below) or (B) any Excluded Liability or (C) any Partnership Claim and (ii) each Existing Partner and each Assignor (severally and not jointly) agrees to indemnify, defend and hold harmless the BPLP Indemnified Parties from and against all Losses which are incurred or suffered by any one or more of them based upon or arising out of (A) any breach of representation or warranty made by such person in this Agreement or in such person's Representation Letter or (B) any Excluded Liability which is or was a liability of such Existing Partner of Assignor.

     7.3 LIMITATIONS ON CERTAIN INDEMNIFICATION OBLIGATIONS OF THE LANDIS PARTIES. With respect to the indemnification obligations under Section 7.2, the following provisions, if and to the extent applicable, shall apply:

          (a) Time Limit Regarding Limited Survival Representations. The indemnity obligations shall not apply to any Loss based upon a breach of the Limited Survival Representations as to which the Transferee Indemnified Party did not give a timely Notice of Claim in accordance with Section 7.1(c).

          (b) Minimum Threshold for Claims for Losses: Credit. Alan B. Landis, the Existing Partners and the Assignors shall have no liability to the Transferee Indemnified Parties for the first $500,000 of Losses incurred by the Transferee Indemnified Parties under this Agreement and the Properties Under Development Contribution Agreement (other than with respect to (i) Excluded Liabilities which relate to the Northwestern Mutual Commitment and (ii) the AT&T Obligations, for which Alan B. Landis and the Existing Partners shall have liability for all Losses incurred by the Transferee Indemnified Parties). In addition, the Transferee Indemnified Parties shall, upon the first Closing hereunder (or any subsequent Closing hereunder with respect to the 500 Series Properties only), be deemed to have waived (i) any right to indemnification with respect to Losses which relate solely to an Identified Breach if such Identified Breach was a Material Adverse Effect, and BPLP nevertheless elected to consummate the transactions contemplated by this Agreement on the first Closing Date hereunder (if the Identified Breach which was a Material Adverse Effect does not relate to the 500 Series Properties and the 500 Series Properties are not acquired on the first Closing Date hereunder), notwithstanding the existence of such Material Adverse Effect and (ii) any right to indemnification with respect to Losses which relate solely to an Identified Breach if such Identified Breach was a Material Adverse Effect with respect to one or more of the 500 Series Properties, and BPLP nevertheless elected to consummate the acquisition of such 500 Series Properties on the applicable Closing Date with respect to such properties, notwithstanding the existence of such Material Adverse Effect.

          (c)  Maximum Liability for Breaches of Limited Survival
Representations: Cap. Except in the case of fraudulent conduct, the aggregate liability of Alan B. Landis, the Existing Partners and the Assignors (collectively, the "LANDIS INDEMNITORS") for Losses incurred with respect to Limited Survival Representations and the "Limited Survival Representations" under the Properties Under Development Contribution Agreement shall not exceed $15,000,000; provided, however, that in the event that the 500 Series Properties are acquired by BPLP prior to the satisfaction in full or other discharge of the AT&T Obligations, the aggregate liability of the Landis Indemnitors for Losses incurred with respect to Limited Survival Representations shall increase by the difference between (i) $2,000,000.00 minus (ii) amounts actually paid by the Landis Indemnitors in reduction of the AT&T Obligations identified on that certain Tenant Estoppel Certificate of AT&T dated as of June 30, 1998 (such amount, the "LIMITED SURVIVAL INDEMNITY INCREASE").

          (d) Third Party Recoveries. There shall be netted from any payment for a Loss required under Section 7.2: (i) the amount of any indemnification received by the indemnified party from an unrelated party with respect to such Loss and (ii) the amount of any insurance proceeds or other cash receipts paid to the indemnified party against any such Loss provided, however, that any such recoveries from unrelated parties and/or insurers shall not reduce the maximum aggregate liability of the applicable Landis Parties under Section 7.3(c) above.

          (e) Pledged Units. The indemnity obligations of the Landis Parties under this Article 7 shall be satisfied by any BPLP Indemnified Party in all cases first against Units pledged or other collateral provided under Section 7.8 below. In the event that notwithstanding such requirement, for any reason an indemnification claim is paid by any Landis Party Indemnitor under Section 7.2 hereof (whether by judgment, arbitration award, settlement or otherwise) to any BPLP Indemnified Party then Transferee shall release Units or other collateral, if applicable, from the pledge under Section 7.8 having a value equal to the amount so paid.

     7.4 INDEMNIFICATION BY THE TRANSFEREE. Subject to the limitations on the indemnification obligations set forth in this Article 7, if the Closing occurs, from and after the Closing Date, each of Boston Properties and BPLP agrees to indemnify, defend and hold harmless the Landis Indemnified Parties from and against all Losses which are incurred or suffered by any one or more of them (A) based upon, arising out of, in connection with or by reason of the breach of any of the representations or warranties of Transferee in this Agreement, (B) based upon, arising out of, in connection with or by reason of any Assumed Liability,
(C) based upon, arising out of, in connection with or by reason of any claim for personal liability brought by any holder of the Continuing Mortgage Debt against any Landis Indemnified Party pursuant to guaranty or other provisions contained in the documents evidencing such Continuing Mortgage Debt as of the Closing Date, but only if and to the extent such liability arises and relates solely to the period from and after the Closing Date or (D) based upon or arising out of BPLP's operation or ownership of the Property Owners (or their successors and assigns) or their respective assets after the Closing Date, but only if and to the extent such liability arises and relates solely to the period from and after the Closing Date (and further, only to the extent that the BPLP Indemnified Parties are not entitled to indemnification for such matter by any Landis Party under this Article 7).

     7.5 LIMITATIONS ON CERTAIN INDEMNIFICATION OBLIGATIONS OF THE TRANSFEREE. With respect to the indemnification obligations under Section 7.4, the following provisions, if and to the extent applicable, shall apply:

          (a) Time Limit. The indemnity obligations shall not apply to any Loss based upon a breach of the Limited Survival Transferee Representations as to which the Landis Indemnified Parties did not give a timely Notice of Claim in accordance with Section 7.1(c).

          (b) Third Party Recoveries. There shall be netted from any payment for a Loss required under Section 7.4: (i) the amount of any indemnification received by the indemnified party from an unrelated party with respect to such Loss and (ii) the amount of any insurance proceeds or other cash receipts paid to the indemnified party against any such Loss.

          (c) Tax Consequences. Notwithstanding anything to the contrary contained in this Agreement, the Landis Parties acknowledge that neither Boston Properties nor BPLP nor any Affiliate of either of them shall assume any responsibility for the tax consequences of the transaction contemplated by this Agreement and the Related Agreements to any Landis Party except only to the extent provided in any applicable Tax Protection Agreement.

     7.6  INDEMNIFICATION PROCEDURE.

          (a) Notice of Claim: In the event that any party shall incur or suffer any Losses in respect of which indemnification may be sought by such party pursuant to the provisions of this Article 7, the party seeking to be indemnified hereunder (the "INDEMNITEE") shall promptly provide a Notice of Claim to the party from whom indemnification is sought (the "INDEMNITOR") stating the nature and basis of such claim, and the estimated amount of the claim, to the extent specified of otherwise known or reasonably estimated. In the case of Losses arising by reason of any third party claim, the Notice of Claim shall be given promptly after the filing of any such claim against the Indemnitee or the determination by Indemnitee that a claim will ripen into a claim for which indemnification will be sought, but the failure of the Indemnitee to give the Notice of Claim within such time period shall not relieve the Indemnitor of any liability that the Indemnitor may have to the Indemnitee except to the extent that the Indemnitor is prejudiced thereby and then only to the extent of such prejudice.

          (b) Information: The Indemnitee shall provide to the Indemnitor on request all information and documentation in the possession or under the control of the Indemnitee reasonably necessary to support and verify any Losses which the Indemnitee believes give rise to a claim for indemnification hereunder and shall give the Indemnitor reasonable access to all books, records and personnel in the possession or under the control of the Indemnitee which would have bearing on such claim.

          (c) Third Party Claims/Other: In the case of third party claims for which indemnification is sought, the Indemnitor shall have the option (x) to conduct any proceedings or negotiations in connection therewith, (y) to take all other steps to settle or defend any such claim (provided that the Indemnitor shall not, without the consent of the Indemnitee, settle any such claim on terms which provide for (A) a criminal sanction or fine, (B) injunctive relief or (C) monetary damages in excess of the amount that the Indemnitor is required to pay hereunder) and (z) to employ counsel, which counsel shall be reasonably acceptable to the Indemnitee, to contest any such claim or liability in the name of the Indemnitee or otherwise. In any event, the Indemnitee shall be entitled to participate at its own expense and by its own counsel in any proceedings relating to any third party claim; provided, however, that if the defendants in any such action or claim include both the Indemnitee and the Indemnitor and the Indemnitee shall have reasonably concluded that there would be a conflict of interest under DR 5-105 of the Code of Professional Responsibility or other applicable federal or state law were the same counsel to represent the Indemnitee and the Indemnitor, the Indemnitee shall be entitled to be represented by separate counsel at the Indemnitor's expense (provided, however, that Indemnitor shall only be obligated to pay for one (1) additional counsel with respect to all Indemnitees). So long as the Indemnitor has assumed defense of an action or claim, such action or claim shall not be settled without the Indemnitor's consent, which shall not unreasonably be withheld. The Indemnitor shall, within thirty (30) days of receipt of the Notice of Claim, notify the Indemnitee of its intention to assume the defense of such claim. Until the Indemnitee has received notice of the Indemnitor's election whether to defend any claim, the Indemnitee shall take reasonable steps to defend (but may not settle) such claim. If the Indemnitor shall decline to assume the defense of any such claim, or shall fail to notify the Indemnitee within thirty (30) days after receipt of the Notice of Claim of the Indemnitor's election to defend such claim, the Indemnitee may defend against and/or settle such claim. The expenses of all proceedings, contests or lawsuits in respect of the claims described in the preceding sentence shall be borne by the Indemnitor but only if the Indemnitor is responsible pursuant hereto to indemnify the Indemnitee in respect of the third party claim and, if applicable, only as required within the limitations set forth in Sections 7.2 or 7.4 as the case may be. Regardless of which party shall assume the defense of the claim, the parties agree to cooperate fully with one another in connection therewith.

          (d) Payment of Losses: In the case of a claim for indemnification made under Section 7.2 or 7.4, (i) if (and to the extent) the Indemnitor is responsible pursuant hereto to indemnify the Indemnitee in respect of the third party claim, then within five (5) Business Days after the occurrence of a final non-appealable determination with respect to such third party claim (or sooner if required by such determination) and delivery of notice from the Indemnitee to the Indemnitor thereof, the Indemnitor shall pay the Indemnitee (or sooner if required by such determination), in immediately available funds, the amount of any Losses (or such portion thereof as the Indemnitor shall be responsible for pursuant to the provisions hereof) and (ii) in the event that any Losses incurred by the Indemnitee do not involve payment by the Indemnitee of a third party claim, then, if (and to the extent) the Indemnitor is responsible pursuant hereto to indemnify the Indemnitee against such Losses, the Indemnitor shall within five (5) Business Days after agreement on the amount of Losses or the occurrence of a final non-appealable determination of such amount pay to the Indemnitee and delivery of notice from the Indemnitee to the Indemnitor thereof, in immediately available funds, the amount of such Losses (or such portion thereof as the Indemnitor shall be responsible for pursuant to the provisions hereof) such notices under clauses
(i) or (ii), a "DEMAND FOR PAYMENT."

     7.7 COOPERATION. Each party indemnified under any indemnity contained in this Agreement shall cooperate in all reasonable respects in the defense of the third-party claim pursuant to which the indemnifying party is alleged to have liability. BPLP agrees to cooperate in all reasonable respects in the defense or prosecution of any claim which must be made by the applicable Property Owner against AT&T in connection with the resolution of the dispute concerning the AT&T Obligations, provided, however, that (i) all costs and expenses associated with any such cooperation shall be paid, in advance, by the applicable Landis Parties, (ii) BPLP shall have no obligation to join in any such action or claim, or to take any action with respect to or under the AT&T lease at the Tower One Property, and (iii) the Landis Parties shall indemnify BPLP from and against any and all loss, cost and expense incurred in connection with such cooperation.

     7.8  PLEDGE OF UNITS.

          (a) In connection with the closing of the transaction contemplated by this Agreement, upon the Closing, a portion of the Units issued to Alan B. Landis and Linda Landis having a value equal to $15,000,000 as of the first Closing Date hereunder shall be pledged pursuant to a Pledge and Security Agreement in the form attached hereto as Exhibit 12 as security for the indemnification obligations of the Landis Parties under this Article 7. Notwithstanding anything to the contrary contained in this Agreement, in the event that the 500 Series Properties are acquired by BPLP prior to the satisfaction in full or other discharge of the AT&T Obligations, Alan B. Landis and/or Linda Landis shall deliver, as additional collateral under such Pledge and Security Agreement, additional Units having a then current market value equal to the Limited Survival Indemnity Increase.

          (b) Such pledge shall be released on the first anniversary of the first Closing Date (or such later date as is provided in the Pledge and Security Agreement) unless prior to any such first anniversary (i) a Notice of Claim has been made in accordance with this Article 7 or (ii) the AT&T Obligations have not been satisfied in full and a tenant estoppel from AT&T acknowledging such satisfaction has been received by BPLP, in which event Transferee shall release such portion of such pledged Units as it reasonably determines will not be required to satisfy any such asserted claim or claims and the AT&T Obligations, as applicable (and such other amounts as are set forth in the Pledge and
Security Agreement).   Notwithstanding anything to the contrary contained
herein, it is agreed and acknowledged that pledged Units having a value of $3,000,000 minus an amount equal to the amount of the AT&T Obligations which have then been satisfied or otherwise discharged, as certified in writing to BPLP by AT&T (or by any final court order from a court having jurisdiction, or by an arbitrator's binding determination in accordance with the AT&T lease at the Tower One Property) (such amount, the "AT&T PLEDGE AMOUNT") shall at all times be maintained under the Pledge and Security Agreement with respect to the AT&T Obligations until such AT&T Obligations are satisfied in full, as evidenced by a tenant estoppel from AT&T acknowledging such satisfaction. Promptly upon final determination of any such claim or claims (or portion thereof) Transferee shall release such portion of such pledged Units as it reasonably determines are no longer required to satisfy any then remaining claim or claims. At all times prior to the termination of the pledge, if the then current market value of the Units shall be in excess of $18,000,000 (plus the Limited Survival Indemnity Increase, if applicable) or, if after such first anniversary the Units so pledged (if any) have a then current market value in excess of 120% of the dollar amount of claims then outstanding (as reasonably determined by Transferee) plus the AT&T Pledge Amount (and such other amounts as are set forth in the Pledge and Security Agreement), the Transferee shall promptly release Units from such pledge having a then current market value in excess of $18,000,000 (plus the Limited Survival Indemnity Increase, if applicable) or, if after such first anniversary, the amount in excess of the sum of such 120% threshold plus the AT&T Pledge Amount (and such other amounts as are set forth in the Pledge and Security Agreement), as the case may be. All dividends or other distributions payable on account of such pledged Units shall be currently payable to the Landis Parties, notwithstanding the existence of the pledge or any outstanding claim. Notwithstanding the foregoing, in the event that the 500 Series Properties are acquired after the release of the Pledge and Security Agreement or after a reduction in the amount of the collateral under the Pledge and Security Agreement, a new Pledge and Security Agreement and/or additional collateral (which may be Units issued in connection with such acquisition), as applicable, shall be executed and/or delivered as provided in the Pledge and Security Agreement.

          (c) Notwithstanding the foregoing, upon the written request therefore by Alan B. Landis given at any time prior to the date when any Notice of Claim has been made, the Landis Parties may obtain the release of such Pledge and Security Agreement upon the simultaneous delivery by the Landis Parties of substitute collateral in the amount of $18,750,000 (plus the Limited Survival Indemnity Increase, if applicable) and in form and substance reasonably acceptable to Transferee, in lieu thereof (which substitute collateral may, if reasonably acceptable to Transferee (taking into account the form of such guaranty, the net worth and liquid assets of Alan B. Landis, and covenants regarding maintenance of such net worth and liquidity) be in the form of an unconditional guaranty from Alan B. Landis); such substitute collateral to be subject to release and further substitution provisions as are reasonably acceptable to Transferee and reasonably equivalent to the foregoing release and substitution provisions relating to the pledged Units hereunder (including, without limitation, the 120% threshold plus the AT&T Pledge Amount prior to the release and reduction of any portion of the collateral).


                       ARTICLE 8 - INTENTIONALLY OMITTED


                           ARTICLE 9 - MISCELLANEOUS

     9.1 BROKERS. Each party to this Agreement represents and warrants that neither it nor any of its Affiliates has had any contact or dealings regarding the Property, or any communication in connection with the subject matter of the transaction contemplated by this Agreement, through any real estate broker or other person who can claim a right to a commission or finder's fee in connection therewith (other than Eastdil Realty Company, L.L.C. and Bear, Stearns & Co., Inc., who shall be paid by Property Owners on or prior to Closing). In the event that any broker or finder claims a commission or finder's fee based upon any contact, dealings or communication, the party through whom or through whose Affiliate such broker or finder makes its claim shall be responsible for the commission or fee and all costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by the other party and its Affiliates in defending against the same. The party through whom or through whose Affiliate such broker or finder makes a claim shall hold harmless, indemnify and defend the other party hereto and its Affiliates and their respective, agents, employees, officers and directors, and the Property from and against any and all Losses, arising out of, based on, or incurred as a result of such claim. The provisions of this Section shall survive the Closing or termination of the parties' obligations to complete the transaction contemplated by this Agreement.

     9.2 MARKETING. During the term of this Agreement, the Landis Parties agree not to market the Property and/or the Assets for sale or entertain or discuss any offer to purchase or acquire the Property and/or the Assets with any Person other than Transferee and its Affiliates.

     9.3 ENTIRE AGREEMENT; NO AMENDMENT. This Agreement (together with the Related Agreements) represents the entire agreement among each of the parties hereto with respect to the subject matter hereof. It is expressly understood that no representations, warranties, guarantees or other statements with respect to the subject matter hereof shall be valid or binding upon a party unless expressly set forth in this Agreement. It is further understood that any prior agreements or understandings between the parties with respect to the subject matter hereof have merged in this Agreement, which alone fully expresses all agreements of the parties hereto as to the subject matter hereof and supersedes all such prior agreements and understandings. This Agreement may not be amended, modified or otherwise altered except by a written agreement signed by the party hereto against whom enforcement is sought. It is agreed that no obligation under this Agreement which by its terms is to be performed or continue to be performed after Closing and no provision of this Agreement which is expressly to survive Closing shall merge upon Closing, but shall survive Closing.

     9.4 CERTAIN EXPENSES. Each party hereto will pay all of its own expenses incurred in connection with this Agreement and the transaction contemplated hereby (whether or not the Closing shall take place), including, without limitation, all costs and expenses herein stated to be borne by such party and all of its respective accounting, legal, investigatory and appraisal fees. The Property Owners shall be responsible for paying (i) all amounts required to be paid to the holder of the applicable Mortgage Debt in connection with the assumption of the Mortgage Debt (except only as set forth in Section 1.9 above) and (ii) all applicable State, County and City transfer taxes and/or transfer fees due in connection with transfer of the Property and the Assets to BPLP in accordance with this Agreement (provided that the Existing Partners shall not be liable for any transfer taxes or transfer fees incurred in connection with any subsequent transfer of each (or any) Developed Property which occurs after the acquisition by BPLP of the Partnership Interests in the applicable Property Owner or the fee interest in any such Developed Property in accordance with the terms of this Agreement). Any escrow fees incurred in connection with the transfer of title to the Property as contemplated by this Agreement shall be split evenly between Transferee and the Property Owner. All other costs and charges in connection with the conveyance of the Property contemplated by this Agreement not otherwise provided for in this Agreement shall be allocated by standard accounting and conveyancing practices in the relevant jurisdiction where the Property is located. The cost of recording any deeds or other documents of conveyance (but excluding any transfer taxes and/or transfer fees or other similar taxes, fees or charges) shall be paid by Transferee. All sales taxes incurred in connection with the sale of personal property hereunder shall be paid by the Transferee. This provision shall survive Closing.

     9.5 ARBITRATION. In the event that the parties have agreed to submit disputes to arbitration in accordance with the specific requirements of this Agreement, the following shall apply:

               The arbitrators shall be (i) located in New York, New York, (ii) independent and unaffiliated with the parties, (iii) shall be "experts" in real estate development legal and business issues (such as well-known retired judges, law professors or lawyers in prominent private practice firms, etc.). Each of BPLP and Landis shall be entitled to select one (1) of the members of the three (3) person arbitration panel; the third arbitrator shall be selected by such two (2) arbitrators. Any such dispute or controversy shall be settled exclusively by arbitration in New York, New York, in accordance with the rules of the American Arbitration Association then in effect. The award of arbitrators shall be final and binding and non-appealable and may if necessary be enforced by any court of competent jurisdiction. Notwithstanding the foregoing, either party may apply to any court located in New York, New York or Boston, Massachusetts, with competent jurisdiction, and seek interim provisional injunctive or equitable relief until the arbitration award is rendered or the controversy is otherwise resolved.

     9.6 NOTICES. Any notice or communication required under or otherwise delivered in connection with this Agreement to any of the parties hereto shall be written and shall be delivered to such party at the following address:

     If to any Landis Party:

          The Landis Group
          101 Carnegie Center
          Princeton, New Jersey 08540
          Attn: Alan B. Landis and
                Mitchell Landis
          Fax: (609) 452-1453

     with copies to:

          Fried, Frank, Harris, Shriver & Jacobson
          1 New York Plaza
          New York, New York 10004
          Attn:   Jonathan L. Mechanic, Esq.
          Fax:    (212) 859-8582

          And

          Motola Klar & Dinowitz, LLP
          185 Madison Avenue
          New York, New York 10016
          Attn:   Jeffrey D. Stanger, Esq.
          Fax:    (212) 683-5555

     If to Transferee to:

          Boston Properties Limited Partnership
          c/o Boston Properties, Inc.
          8 Arlington Street
          Boston, Massachusetts 02116
          Attn:  Douglas T. Linde, Vice President and
                 Frederick J. DeAngelis, Esq., General Counsel
          Fax: (617) 536-4562

     with a copy to:

          Goodwin, Procter & Hoar  LLP
          599 Lexington Avenue
          New York, New York 10022
          Attn:  Ross D. Gillman, Esq.
          Fax: (617) 227-8591 and
               (212) 355-3333

Each notice shall be in writing and shall be sent to the party to receive it, postage prepaid by certified mail, return receipt requested, or by a nationally recognized overnight courier service that provides tracking and proof of receipt. Inclusion of fax numbers is for conveniences only, and notice by fax shall neither be sufficient nor required. Notices shall be deemed delivered upon receipt. Each party may change its address for notice by giving notice to all other parties in the manner required under this Section 9.6.

     9.7 NO ASSIGNMENT. Except as provided in this Section below, neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party hereto without the prior written consent of the other parties. Transferee may, without such consent, assign all or any portion of its rights and obligations hereunder to an Affiliate provided such Affiliate assumes all obligations and liabilities of Transferee hereunder effective as of the date of any such assignment. An assignment by Transferee shall not release Transferee from responsibility for performance of its obligations hereunder. Each Existing Partner (other than Alan B. Landis) may, without such consent, transfer all or any portion of its Partnership Interests to any other Landis Party provided such Landis Party assumes all obligations and liabilities of such Existing Partner with respect to such transferred Partnership Interests hereunder effective as of the date of any such transfer. A transfer by an Existing Partner shall not release such Existing Partner from responsibility for performance of its obligations hereunder.

     9.8 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without regard, to the fullest extent permitted by law, to any conflict of laws rules which might result in the application of the laws of any other jurisdiction).

     9.9 MULTIPLE COUNTERPARTS. This Agreement may be executed in multiple counterparts. If so executed, all of such counterparts shall constitute but one agreement, and, in proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

     9.10 FURTHER ASSURANCES. From and after the date of this Agreement and after the Closing, the parties hereto shall take such further actions and execute and deliver such further documents and instruments as may be reasonably requested by the other party and are necessary to provide to the respective parties hereto the benefits intended to be afforded hereby.

     9.11 MISCELLANEOUS. Whenever herein the singular number is used, the same shall include the plural, and the plural shall include the singular where appropriate, and words of any gender shall include the other gender when appropriate. The headings of the Articles and the Sections contained in this Agreement are for convenience only and shall not be taken into account in determining the meaning of any provision of this Agreement. The words "hereof" and "herein" refer to this entire Agreement and not merely the Section in which such words appear. If the last day for performance of any obligation hereunder is not a Business Day, then the deadline for such performance or the expiration of the applicable period or date shall be extended to the next Business Day.

     9.12 INVALID PROVISIONS. If any provision of this Agreement (except the provisions relating to the Property Owners' and Assignors' obligations to contribute or cause the contribution of the Property and the transfer of the Assets or BPLP's obligation to issue the Units, the invalidity of which shall cause this Agreement to be null and void) is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

     9.13 CONFIDENTIALITY; PUBLICITY. The Property Owners agree that this Agreement shall not be recorded in any public real estate registry. Transferee agrees to maintain in confidence through Closing, unless otherwise required by applicable Law, reporting requirements or accounting or auditing standards to disclose, all material and information received from the Property Owners or otherwise regarding the Property. In the event the parties' obligations to complete the transaction contemplated by this Agreement are terminated, upon Property Owners' written request, Transferee shall promptly return to the Property Owners, or destroy, all materials delivered to Transferee by the Property Owners and all copies thereof. The Property Owners and Transferee agree that, prior to the Closing Date, none of them, without the prior written consent of the other, shall publicly or privately reveal any information relating to the existence or terms and conditions of the transaction contemplated hereby, except as permitted below in this Section or in any other Confidentiality Agreement entered into by of the parties hereto. The parties agree that nothing in this Section shall prevent a party from disclosing any information otherwise deemed confidential under this Section (i) in connection with its enforcement of its rights hereunder, or (ii) pursuant to any legal requirement, including, without limitation, any Securities Laws, any reporting requirement or any accounting or auditing standard or any court order. The Property Owners and Transferee further agree that nothing in this Section shall prevent any of them from disclosing any information otherwise deemed confidential under this Section to its respective agents, employees, counsel and other third parties to the extent reasonably necessary to perform due diligence and complete the transaction contemplated hereby. Notwithstanding anything to the contrary contained herein, all publicity concerning the transaction contemplated by this Agreement shall be subject to the reasonable approval of Transferee and the Property Owners. This provision shall survive termination of this Agreement.

     9.14 TIME OF ESSENCE. Time is of the essence with respect to this Agreement.

     9.15 RESERVED

     9.16 LANDIS PARTIES' REPRESENTATIVE. Notwithstanding anything to the contrary contained in this Agreement, the Landis Parties hereby agree that Alan
B. Landis shall have the power and authority to act on behalf of the Landis Parties, including without limitation to grant any consent, waiver or approval or make any decision or take any action, including receiving or giving notices hereunder or terminating this Agreement in accordance with Section 6.1 above, on behalf of and as the duly authorized agent and representative of the Landis Parties. The Existing Partners and the Assignors, acknowledging that the Transferee will rely on such appointment, hereby irrevocably and unconditionally appoint Alan B. Landis as their authorized agent and representative to act in connection with and to settle and otherwise agree to any adjustment, proration or other reduction in the aggregate consideration to be paid to each such Existing Partner and Assignor in accordance with this Agreement.


        [The remainder of this page has been left blank intentionally]

     IN WITNESS WHEREOF, the parties hereto have executed this Contribution Agreement as an instrument under seal as of the date and year first above written.


                                   TRANSFEREES:

                                   BOSTON PROPERTIES, INC.


                                   By: /s/ William J. Wedge
                                      ___________________________________
                                      William J. Wedge
                                      Senior Vice President



                                   BOSTON PROPERTIES LIMITED PARTNERSHIP

                                   By: Boston Properties, Inc.

                                      By: /s/ William J. Wedge
                                      ___________________________________
                                      William J. Wedge
                                      Senior Vice President



                                   Property Owners/Existing Partners/Assignors:

                                          See Attached Signature Pages for
                                          Property Owners, Existing Partners
                                          and Assignors

                     CONTRIBUTION AND CONVEYANCE AGREEMENT
                       CONCERNING THE CARNEGIE PORTFOLIO

                        EXISTING PARTNER SIGNATURE PAGE

     Reference is made to that certain Contribution and Conveyance Agreement Concerning the Carnegie Portfolio (the "CONTRIBUTION AGREEMENT") entered into as of June 30, 1998 by and among Boston Properties, Inc., Boston Properties Limited Partnership and the Property Owners, Existing Partners and Assignors named therein, pursuant to which properties and assets (or indirect interests therein) located in Mercer County, New Jersey and Middlesex County, New Jersey are to be contributed and conveyed to Boston Properties Limited Partnership and/or its subsidiaries. The undersigned, by its execution hereof, becomes a signatory to and agrees to be bound by and under the Contribution Agreement as an "Existing Partner" (therein defined) and as party thereto.

          Signature Line for Individual:_______________________________________

                                  Name (print):________________________________

                                  State of Residence:__________________________



          Signature Line for Entity:

                                  Name of Entity (print):______________________



                                  By:__________________________________________

                                        Name:__________________________________
                                        Title:_________________________________